As filed with the Securities and Exchange Commission on November 2, 2000

                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                         ALLOY STEEL INTERNATIONAL, INC.
                 (Name of small business issuer in its charter)

           Delaware                        3325                   98-0233941
(State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or        Classification Code Number)  Identification No.)
        organization)

                         Alloy Steel International, Inc.
                            42 Mercantile Way Malaga
                          P.O. Box 3087 Malaga D C 6945
                                Western Australia

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                          Gene Kostecki, President, CEO
                         Alloy Steel International, Inc.
                            42 Mercantile Way Malaga
                          P.O. Box 3087 Malaga D C 6945
                                Western Australia

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   copies to:

                              Martin C. Licht, Esq.
                       Silverman, Collura & Chernis, P.C.
                              381 Park Avenue South
                            New York, New York 10016
                            Telephone: (212) 779-8600
                            Facsimile: (212) 779-8858

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         Calculation of Registration Fee

===========================================================================================================
                                                        Proposed             Proposed
                                                         maximum              maximum          Amount of
 Title of each class of securities     Amount to      offering price    aggregate offering    registration
         to be registered            be registered   per security (1)        price (1)          fee (2)
-----------------------------------------------------------------------------------------------------------
Common Stock, par value $.01
per share..........................     5,586,250          $3.00           $16,826,250          $4,424
===========================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus

   The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the sale is not permitted.

                 Subject to Completion, Dated November 2, 2000

                         Alloy Steel International, Inc.

                        5,586,250 Shares of Common Stock

      This is a public offering of shares of common stock of Alloy Steel International, Inc. No public market currently exists for the common stock. Sales may be made by selling stockholders at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the sale of the shares of common stock. We intend to apply for listing of our shares on the National Association of Securities Dealers, Inc., OTC Bulletin Board under the symbol ____.

      Before buying the shares of common stock, carefully read this prospectus, especially the risk factors beginning on page 5. The purchase of our securities involves a high degree of risk.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is _____ , 2000.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY ........................................................    1

RISK FACTORS ..............................................................    5

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS ......................    9

DIVIDEND POLICY ...........................................................   11

CAPITALIZATION ............................................................   12

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS .................................................   13

BUSINESS ..................................................................   15

MANAGEMENT ................................................................   22

PRINCIPAL STOCKHOLDERS ....................................................   25

CERTAIN TRANSACTIONS ......................................................   26

SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION .............................   27

DESCRIPTION OF SECURITIES .................................................   31

LEGAL MATTERS .............................................................   34

EXPERTS ...................................................................   34

Financial Statements ......................................................  F-1

                          ----------------------------

      You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                               PROSPECTUS SUMMARY

      This summary highlights some information from this prospectus. You should carefully read the entire prospectus, including the "Risk Factors" section and the financial statements and the notes to the financial statements. This summary does not contain all of the information that investors should consider before investing in our common stock.

The Company

      Our Business

      We manufacture and distribute Arcoplate, a wear-resistant fused-alloy steel plate, through a patented production process. The Arcoplate process enables an alloy overlay to be evenly applied to a sheet of steel, creating a metallurgical bond between the alloy and the mild steel that is resistant to wear caused by impact, abrasion and erosion. We believe that wear is the primary cause of down time and lost production in mining and mineral processing, and that our Arcoplate product line will substantially lower down time and lost production for our customers.

      We have also intend to market for manufacture and distribution, the 3-D Pipe Fitting Cladder process, a computer-driven and software-based mechanical system for industrial use. The 3-D Pipe Fitting Cladder process enables wear resistant alloy coatings to be applied to pipe fittings, where wear is most likely to occur. Through the 3-D Pipe Fitting Cladder process, we intend to apply alloy coatings to the interior surfaces of pipe fittings. We believe that the mining and mineral industries, among others, would benefit from the reduced abrasive wear and downtime associated with the use of the 3-D Pipe- Fitting Cladder process.

      Our Strategy

      Our objective is to become an international market leader in wear-resistant alloy steel products and to establish significant market share and brand awareness for our Arcoplate process and the 3-D Pipe Fitting Cladder process within the mining, mineral processing and steel industries. We intend to accomplish our objectives by capitalizing on our existing proprietary technology and patented process for producing Arcoplate through the direct manufacture and sale of Arcoplate-based products to original equipment manufacturers and distributors worldwide.

      Corporate Background

      Alloy Steel International was incorporated in Delaware in May 2000. Our principal executive office is located at 42 Mercantile Way Malaga, Malaga D C 6945, Western Australia Our telephone number is 61 + (8) + 9248 3188. Our Internet address is www.alloysteel.net. Information contained in our web sites is not intended to be part of this prospectus. Unless otherwise indicated, all information in this Prospectus gives effect to the following:

      o     the   acquisition   of  a  license  for  the  worldwide   rights  to
            commercially exploit the Arcoplate process, with the exception of the United States, in May 2000;

      o the acquisition of a sub-license in May 2000 for the rights to commercially exploit the Arcoplate process in the United States;

      o the acquisition of certain plant equipment assets of Collier Unit Trust in October 2000; and

      o     the  acquisition of the 3-D Pipe Fitting  Cladder Process in October
            2000.

                             SUMMARY FINANCIAL DATA

      The following sets forth summary financial information regarding Alloy Steel International, Inc. and Arcoplate division, Collier Unit Trust. The Company was organized on May 4, 2000. Accordingly, no historical operations data are included in 1999. The pro forma summary financial information includes adjustments to reflect the acquisition of the Arcoplate division's net assets. See pro forma financial statements included elsewhere herein.

Statement of operations data:

                               Historical                              Pro Forma
                      ---------------------------------       ---------------------------
                       Year Ended       May 4, 2000            Year Ended September 30,
                      September 30,   (inception) to
                          1999       September 30, 2000            1999          2000
                      -----------    ------------------        -----------    -----------
Revenues              $        --       $        --            $ 1,316,339    $ 1,188,403
                      -----------       -----------            -----------    -----------
Gross Profit                   --                --                637,909        487,774
Selling, general
 and administrative            --           (19,859)              (395,932)      (431,156)
Other Income                   --                --                 38,085             --
                      -----------       -----------            -----------    -----------
Net Income (loss)     $        --       $   (19,859)           $   280,062    $    56,618
                      ===========       ===========            ===========    ===========

Balance sheet data:
                                            Historical           Pro Forma
                                        September 30, 2000   September 30, 2000
                                        ------------------   ------------------
Cash and cash equivalents                   $   8,674             $   8,674
Working Capital (deficit)                   $ (13,126)            $ 181,776
Total assets                                $ 585,545             $ 931,909
Total liabilities - all current             $  21,800             $  78,077
Stockholders' equity                        $ 563,745             $ 853,832

                                  The Offering

Securities Offered .........  This   prospectus   relates  to  the  offering  of
                              5,586,250  shares of common  stock which are being
                              offered  for  sale by  selling  stockholders.  See
                              "Description    of   Securities"    and   "Selling
                              Stockholders and Plan of Distribution."

Price Per Share ............  Sales  may be made at fixed  prices  which  may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

Common Stock Outstanding ...  17,000,000 shares.

Use of Proceeds ............  We will not receive any of the  proceeds  from the sale of shares by the selling stockholders.

Risk Factors ...............  You should read the "Risk Factors" section as well as the other cautionary statements throughout the entire prospectus, so that you understand the risks associated with an investment in our securities.

                                  Risk Factors

      This offering involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our shares of common stock.

      We cannot assure you that our technology will be accepted into the marketplace and we may not be able to derive significant revenues.

      We expect to incur substantial expenses as we continue our development and distribution activities. Market acceptance of our products will depend upon the pricing of our products and our ability to manufacture and deliver them on a timely basis, as well as our ability to demonstrate the technical advantages of our products over competing methodologies and products. We cannot assure you that we will be able to develop or market Arcoplate successfully or that any of our future alloy steel products, including the 3-D Pipe Fitting Cladder process, or any of our other future products will be accepted in the marketplace.

      We have a limited operating history and will face difficulties encountered by early stage companies.

      We have a limited operating history. We anticipate incurring significant operating losses for at least the next 12 months. We cannot assure you that we will achieve or maintain profitability. Until we achieve the manufacturing capacity sufficient to sustain continuous production of Arcoplate or Arcoplate-based products, we will have substantial production undercapacity, and we may be unable to fill customer orders. Such events could cause us to incur substantial operating losses. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

      We have not completed the manufacture of the computer-controlled equipment required for the additional production of our products and we have limited production capacity.

      Although we have prototype equipment, we do not currently have any of the equipment necessary for the manufacturing of Arcoplate in commercial quantities. We do not anticipate the completion of commercial equipment until November 2000 at the earliest. In addition, we do not currently manufacture the commercial equipment necessary for the implementation of the 3-D Pipe Fitting Cladder process. Accordingly, we have limited internal manufacturing capacity and no experience in manufacturing our products in industrial or commercial quantities. Due to our limited production capacity, we may be unable to meet demand for our products. In addition, our manufacturing operations use certain equipment which, if damaged or otherwise rendered inoperable or unavailable, could result in the disruption of our manufacturing operations. Any extended interruption of operations at our manufacturing facility would have a material adverse effect on our business. See "Business--Manufacturing and Supply."

      We will need additional financing.

      We believe that the available cash and anticipated cash flow from operations will be sufficient to satisfy the Company's anticipated capital requirements for approximately six months. Accordingly, we anticipate that we will require additional financing to continue operations and pursue our plans for expansion. Such financing may take the form of the issuance of common stock or preferred stock or debt securities, or may involve bank or other lender financing. We cannot assure you that we will be able to obtain such additional financing on a timely basis, on favorable terms, or at all.

      We compete in an industry that is characterized by intense competition, technological change and new product development.

      We operate in a highly competitive and evolving field. Our ability to anticipate changes in technologies, markets and industry trends and to develop and introduce new and enhanced products on a timely basis will be a critical factor in our ability to grow and remain competitive. In addition, we expect that we will devote substantial resources to research and development efforts and we cannot assure you that we will benefit from such expenditures. In order to realize the benefits of Arcoplate and the 3-D Pipe Fitting Cladder process, our customers may need to modify their operations practices at their work sites, and may not be willing to do so.

      If we are unable to effectively manage our plan of rapid expansion, we will not achieve profitability.

      We plan to rapidly expand all aspects of our operations. As a result, we need to expand our financial and management controls, reporting systems and procedures. We will also have to expand, train and manage our work force for marketing, sales, engineering and technical support, product development, and manage multiple relationships with various customers, vendors, strategic partners and other third parties. We will need to continually expand and upgrade our technology and power systems. If we are unable to manage our growth effectively, we may be unable to handle our operations, control costs or otherwise function in a profitable manner, or at all.

      The loss of any key personnel would disrupt our operations and hurt our profitability.

      Our future success depends to a significant extent on the continued services of our senior management and other key personnel, particularly, Gene Kostecki, Chairman and Chief Executive Officer, and Alan Winduss, Chief Financial Officer. The loss of the services of Mr. Kostecki or Mr. Winduss would likely have a significantly detrimental effect on our business. We currently have employment agreements with each of Mr. Kostecki and Mr. Winduss. However, if Mr. Kostecki or Mr. Winduss becomes unwilling or unable to continue in their current positions, it would be significantly more difficult to operate our business, which could hurt our financial condition and results of operations.

      Management  controls  approximately  73%  of  Alloy  Steel;   management's
interests may differ and conflict with yours.

      Our directors and executive officers own approximately 73% of the outstanding shares of our common stock. Accordingly, these stockholders possess substantial control over our operations. This control may allow them to amend corporate filings, elect all of our board of directors, and substantially control all matters requiring approval by our stockholders, including approval of significant corporate transactions. If you purchase our common stock, you may have no effective voice in our management.

      We depend heavily on patents.

      We currently have only limited patent protection for our technology, and may be unable to obtain even limited protection for our proprietary technology in certain foreign countries. We cannot assure you that any granted patent or pending patent application will provide protection against infringement. Business--Intellectual Property."

      We cannot predict the magnitude and direction of future currency exposure with respect to international sales.

      All of our production will take place overseas, and many of the raw materials and supplies for our products will be purchased in foreign currencies. In addition, international sales will likely be denominated in local currencies. These factors may combine to expose us to currency gains and losses in addition to gains and losses from our basic operations. The magnitude and direction of future currency exposure cannot be predicted, nor can we assure you that we will be able to manage such exposure to our benefit or to a neutral effect.

      We anticipate that competition will continue to intensify.

      The wear plate solutions industry is highly competitive. We have numerous competitors worldwide, including Triton, Inc., Trimay, Ltd., Australian National Industries, Ltd., Australian Overseas, Ltd., Abresist Corporation and Duraweld, Ltd. We compete in our chosen markets against several larger multi-national companies, all of which are well-established and have substantially greater financial and other resources than we maintain. Competitive market conditions could adversely affect our results of operations if we are required to reduce product prices to remain competitive or if we are unable to achieve significant sales of our products. See "Business--Competition."

      We depend heavily on our principal suppliers.

      We presently purchase our principal raw materials, steel and alloy compound components, from a limited number of suppliers. There are no written contracts between us and our suppliers, and requirements are purchased using individual purchase orders, with customary terms regarding payment, quality and delivery. Our business would be materially and adversely affected if we were unable to continue to receive materials at prices and on terms presently made available to us by our principal suppliers. Although we believe that alternatives are readily available from other suppliers, we cannot assure you that we will be able to continue to obtain desired quantities of materials on a timely basis at prices and on terms deemed reasonable by us. Our business would be materially and adversely affected if we are unable to continue to receive materials at prices and on terms comparable to those presently made available to us by our principal suppliers. See "Business--Manufacturing and Supply."

      We depend heavily upon electrical power for our operations

      We consume a large amount of electrical power during production. The amount of electrical power consumed during the Arcoplate process represents approximately 15% of our overall production costs. There may be fluctuations in the price of electricity due to changes in the regulation of utility companies in Australia, and in other jurisdictions where we may engage in production. We cannot assure you that we will be able to continue to obtain our energy supplies at current prices.

      Shares eligible for future sale after this offering could impair our stock price.

      The market price of our common stock could drop due to sales of a large number of shares of our common stock or the perception that these sales could occur. These factors could also make it more difficult to raise funds through future offerings of common stock. See "Shares Eligible for Future Sale" for further information concerning potential sales of our shares after this offering.

      We do not anticipate paying dividends on our common stock.

      We have not paid dividends on our common stock to date and we do not anticipate declaring or paying any dividends in the foreseeable future; rather, we intend to retain our earnings, if any, for the operation and expansion of our business.

      There is no public market for our common stock and any public market that develops upon completion of this offering may be limited.

      There is currently no public market for our common stock and any public market that develops may be limited. We intend to apply for listing on the OTC Bulletin Board, but we cannot assure you that we will be approved for listing. We cannot assure you that any market for the shares will develop or, if it develops, that it will be sustained.

      The market for our common stock, if any develops, may be volatile.

      We intend to apply for listing of our common stock on the OTC Bulletin Board. The OTC Bulletin Board experiences a high level of price and volume volatility. Market prices for many companies, particularly small and emerging growth companies have experienced wide price fluctuations not necessarily related to their operating performance as such:

      o The market price for our common stock may be affected by general stock market volatility;

      o     Purchasers may have trouble reselling their stock;

      o Broker/dealers may not be able to resell our stock as easily as stocks which are traded on larger exchanges;

      o Financial results and various factors affecting our industry in general may significantly affect the market price for our common stock.

      We cannot assure you that we can sustain an active trading market.

      The Commission's penny stock rules may severely limit the liquidity of an investment in our common stock.

      Our shares of common stock may be subject to Rule 15g-9 under the Exchange Act. This rule imposes additional sales practice requirements on broker/dealers which sell such securities to persons other than established customers and accredited investors. Generally, these individuals have a net worth in excess of $1,000,000 or annual incomes exceeding $200,000 or $300,000 together with their spouses. For transactions covered by this Rule, a broker/dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such Rule may affect the ability of broker/dealers to sell our common stock and may affect the ability of purchasers in the offering to sell their shares.

      We intend to apply for listing of our common stock on the OTC Bulletin Board. The Commission has adopted regulations which generally define a penny stock as any non-Nasdaq equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The market price for our common stock, if any market develops, may be less than $5.00 per share. The following rules apply to non-exempt penny stock:

      o For any transaction by broker/dealers involving a penny stock, the rules require delivery, prior to a transaction in a penny stock, of a risk-disclosure document relating to the penny stock market;

      o Disclosure is also required to be made about compensation payable to both the broker/dealer and the registered representative and current quotations for the securities;

      o Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

      We cannot assure you that our securities will qualify for exemption from these restrictions at any time in the foreseeable future. Even if our common stock were exempt from such restrictions, it would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of penny stock from associating with a broker/dealer or participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest. If our common stock were subject to the rules on penny stocks, the market liquidity for our securities could be severely limited.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This Prospectus contains forward-looking statements. These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates and projections about our industry, our beliefs and assumptions. Words including "may," "could," "would," "will," "anticipates," "expects," "intends," "plans," "projects," "believes," "seeks," "estimates" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties are described in "Risk Factors" and elsewhere in this prospectus. We caution you not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this prospectus. We are not obligated to update these statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

      We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

                                 DIVIDEND POLICY

      We have never paid any dividends on our common stock. We do not intend to declare or pay dividends on our common stock, but to retain our earnings, if any, for the operation and expansion of our business. Dividends will be subject to the discretion of our board of directors and will be contingent on future earnings, if any, our financial condition, capital requirements, general business conditions and other factors as our board of directors deems relevant.

                                 CAPITALIZATION

      The following table sets forth our capitalization as of September 30, 2000:

      o     on an actual basis; and

      o on a pro forma basis to reflect the acquisition of the business and net assets of the Arcoplate division of Collier Unit Trust and the issuance of 3,640,200 shares of common stock for consulting and professional services.

      You should read this table in conjunction with our financial statements, including the notes to our financial statements, which appear elsewhere in this prospectus.

                                                     As of September 30, 2000
                                                  -----------------------------
                                                     Actual          Pro Forma
                                                  -----------       -----------
Stockholders' equity:                             $        --       $         --
    Preferred stock $.01 par value,
    authorized 3,000,000 shares;
    no shares issued and outstanding
    Common stock $.01 par value,
    authorized 50,000,000 shares;
    issued and outstanding - actual
    8,696,250 shares; pro forma
    17,000,000 shares                                  86,963           170,000

    Additional paid-in capital                        496,641         1,286,091

    Deficit accumulated in the
    development stage                                 (19,859)          (19,859)

    Deferred compensation                                  --          (582,400)
                                                  -----------       -----------
Total:                                            $   563,745       $   853,832
                                                  ===========       ===========

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

      You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our financial statements, the notes to our financial statements and the other financial information contained elsewhere in this prospectus.

      Overview

      We manufacture and distribute Arcoplate, a wear-resistant fused-alloy-clad steel plate, which is manufactured by a patented production process. The Arcoplate process enables an alloy overlay to be evenly applied to a mild steel backing, creating a metallurgical bond between the alloy and the mild steel that is resistant to wear caused by impact, abrasion and erosion. We believe that wear is the primary cause of down time and lost production in mining and mineral processing, and that our Arcoplate product line will substantially lower the down time and lost production for our customers.

      We have also developed, for manufacture and distribution, the 3-D Pipe Fitting Cladder process, a computer-driven and software-based mechanical system for industrial use. The 3-D Pipe Fitting Cladder process enables wear resistant alloy coatings to be applied to pipe fittings, where wear is most likely to occur. In pipe fittings, wear generally occurs in pipe bends, elbow pipe joints, pipe "T" sections and pipe "Y" sections. Through the 3-D Pipe Fitting Cladder process, we apply alloy coatings to the interior surfaces of pipe fittings. We believe that the mining and mineral industries, among others, would benefit from the reduced abrasive wear and downtime associated with the use of the 3-D Pipe-Fitting Cladder process.

      Results of Operations (Pro Forma)

      Year ended September 30, 1999 compared to year ended September 30, 2000

      Product Sales

      For the year ended September 30, 1999 product sales were $1,316,339 as compared to $1,188,403 for the year ended September 30, 2000, a decrease of 9.7%. Management believes that product sales decreased because its equipment was shut down for approximately ten weeks during a relocation of the Company's facilities.

      Gross Profit

      For the year ended September 30, 1999 gross profit was $637,909, 48.4% as a percentage of product sales, as compared to $487,774, 41% as percentage of product sales for the year ended September 30, 2000. Management believes that the decrease of gross profit as a percentage of net sales is primarily attributable to changes in the alloy formula which resulted in an increase in composition cost.

      Selling General and Administrative Expenditures

      For the year ended September 30, 1999, selling general and administrative expenses were $395,932, 30.1% as a percentage of product sales, as compared to $431,156, 36.3% as a percentage of product sales for the year ended September 30, 2000. Management attributes the increase in selling general and administrative expenses to higher wage levels attributable to increased hardness testing costs.

      Other Income

      For the year ended September 30, 1999, we had other income of $38,085 attributable to a reversal of the provision for doubtful accounts.

      Liquidity and Capital Resources

      We have funded our requirements for working capital through the sale of the Company's securities and the sale of the Arcoplate products. As of September 30, 2000, we had a working capital deficit of $13,126.

      In May 2000, we acquired an exclusive worldwide license from Kenside Investments, Ltd., for a 25- year term, in connection with certain patent and technology rights related to the Arcoplate process, in exchange for 4,760,000 shares of our common stock. The license provides for royalty payments to Kenside Investments, Ltd., in an amount equal to 2% of our net sales of Arcoplate products. Our Chief Executive Officer, director and principal shareholder, Gene Kostecki controls Kenside Investments, Ltd.

      In June 2000, we completed the sale of 2,217,500 shares of common stock at a price of $0.16 and 0.25 per share in a private financing transaction to 18 accredited investors resulting in gross proceeds of $420,000. In August 2000, we completed the sale of 1,718,750 shares of common stock to nine accredited investors at a price of $0.16 per share in a private financing transaction resulting in gross proceeds of $275,000.

      In October 2000, we acquired, from Gene Kostecki and Alan Winduss, the right to utilize and commercially exploit the 3-D Pipe Fitting Cladder process in exchange for an aggregate of 3,413,750 shares of common stock. In October 2000, we acquired from Collier Unit Trust, certain mill and office equipment assets relating to the manufacture, sale and distribution of Arcoplate in exchange for 1,250,000 shares of common stock. In October 2000, we acquired, from Collier Unit Trust, certain plant machinery relating to the manufacture, sale and distribution of Arcoplate for a purchase price of $820,000. Mr. Kostecki controls Collier Unit Trust. See "Certain Transactions."

      Although we have no material commitments for capital expenditures, we anticipate a substantial increase in our capital expenditures consistent with anticipated growth in operations, infrastructure and personnel.

      Our capital requirements depend on numerous factors, including, market acceptance of our products and services, the resources we devote to marketing and selling our services and our brand promotions, capital expenditures and other factors. We have experienced a substantial increase in our capital expenditures since our inception consistent with the growth in our operations and staffing; we anticipate that this may continue for the foreseeable future particularly relating to the development of new machines and alloys. We believe that our current cash will be sufficient to meet our anticipated needs for working capital, capital expenditures and business expansion for the next six months. After six months, if cash generated from operations is insufficient to satisfy our liquidity requirements, we may seek to sell additional equity or debt securities or to obtain a credit facility. The sale of additional equity or convertible debt securities could result in additional dilution to our stockholders. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

                                    BUSINESS

      General

      Our Business

              Arcoplate

      We manufacture and distribute Arcoplate, a wear-resistant fused-alloy-clad steel wear plate, through a patented production process. The Arcoplate process enables an alloy overlay to be smoothly and evenly applied to a sheet of steel, creating a metallurgical bond between the alloy and the steel that is resistant to wear caused by impact, abrasion and erosion. We believe that, in the mining and mineral processing industries, wear is the primary cause of down time, the period of time when machinery is not in operation due to wear or malfunction. We believe that our Arcoplate product line will substantially lower down time and the resulting loss of production for our customers.

      Although welded wear plates have been used in the manufacturing, mining and construction industries for more than half a century, they are characterized by several functional limitations. Conventional welded wear plates have:

      o the tendency to spall into chips or fragments when subjected to high impact;

      o     uneven base metal dilution resulting in uneven alloy content; and

      o     rough surfaces resulting in poor material flow.

      We believe that Arcoplate has properties that allow it to overcome the limitations of conventional wear plate. We believe that laboratory and field tests demonstrate that Arcoplate is up to six times more wear-resistant than conventional single or multiple layer wear plates due to a higher carbide content and a more homogeneous surface layer. In addition, we believe that Arcoplate wear plate sheets will withstand rolling and pressing, within the fabrication guidelines, into various shapes for commercial distribution.

      3-D Pipe Fitting Cladder Process

      We intend to commercially utilize the 3-D Pipe Fitting Cladder process, a computer-driven and software-based mechanical system for industrial use. The 3-D Pipe Fitting Cladder process enables wear resistant alloy coatings to be applied to pipe fittings, where wear is most likely to occur. In pipe fittings, wear generally occurs in pipe bends, elbow pipe joints, pipe "T" sections and pipe "Y" sections. Through the 3-D Pipe Fitting Cladder process, we apply alloy coatings to the interior surfaces of pipe fittings. We believe that the mining and mineral industries, among others, would benefit from the reduced abrasive wear and downtime associated with the use of the 3-D Pipe-Fitting Cladder process.

      The Wear Plate Solutions Industry

      We believe that wear in the operating workplace is the largest factor leading to production losses in the mining, mineral-processing, and steel manufacturing industries and, consequently, wear plate solutions are an integral resource for businesses with wear-related concerns. The wearing of metal parts is generally defined as a gradual decay or breakdown of the metal. A metal part is usually worn by combinations of two or more types of wear. Because the wear of equipment may have multiple causes, the selection of alloy wear plate solutions can be a relatively complex process. There are five major types of wear: abrasive wear, sliding wear, erosion, freting and gouging.

      In order to minimize the effects of wear, businesses have traditionally employed such wear-combating materials as rubber compounds, ceramics, alloy castings, welded overlay wear plate, and quenched and tempered carbon steel plate. We believe that each of these materials offers a limited solution to the problem of wear, and that conventional welded overlay wear plate has a tendency to spall (separate) under high impact conditions. While tungsten carbide is generally recognized by the mining, mineral-processing and steel manufacturing industries as the most wear-resistant material available for industrial use due to its high carbide content, we believe that the costs associated with tungsten carbide are too high to be a practical wear plate solution for most businesses. We believe that the Arcoplate process provides businesses with solutions to most wear-related problems at a cost competitive with traditional welded overlay wear plate, and substantially lower than tungsten carbide. In addition, we believe that the 3-D Pipe Fitting Cladder process will provide businesses with solutions for the problem of wear and down time in pipe fitting systems, reducing the costs associated with lost production and the replacement of worn pipe fittings.

      Our Strategy

      Our objective is to become an international market leader in wear-resistant alloy steel products and to establish significant market share and brand awareness for Arcoplate and the 3-D Pipe Fitting Cladder process within the mining, mineral-processing and steel industries. We intend to accomplish our objectives by first establishing a substantial market presence in Australia, and then developing an international market presence, focusing on India, South America, Brazil, Indonesia, the United States, and Canada. We believe that we can capitalize on our existing patented process for producing Arcoplate through the direct manufacture and sale of Arcoplate-based products to original equipment manufacturers and distributors worldwide. At the local level, our strategy will combine targeted marketing with advertising in trade journals, newspapers and magazines. At the international level, we intend to establish market presence by visiting international trade shows, presenting technical papers at industry conferences, and appointing distributors who will be supplied with samples of Arcoplate and who will be trained to present Arcoplate products as a solution for wear-related problems.

      Products and Applications

      Characteristics of Arcoplate

      We believe that Arcoplate is adaptable to a wide range of industrial applications, and that Arcoplate significantly reduces wear in any application where abrasive materials come into contact with steel surfaces.

      Arcoplate is designed for installation and use where the wear of parts and machinery frequently occurs, including:

      o     the mining of iron, gold, nickel, copper and other ores;

      o     brick and cement works and power stations;

      o the manufacture of ore feed bins, transfer chutes, dredging systems and conveyor side skirts;

      o     bulldozer arms and blades; and

      o     truck box liners and bucket loader liners.

      Our product lines include a range of standard alloy overlay plates. Our products are designed for ease of handling and can be fabricated to suit our customers' equipment and needs regarding shape, size, weight, and other factors. Sheets of Arcoplate can be welded together to cover large surface areas, and can be cut into a range of shapes, while still maintaining resistance to wear. We also provide consultation services to customers and their design engineers with particular wear-related problems, and we can formulate Arcoplate to meet the specific requirements of our customers.

      We believe that our proprietary method of manufacturing Arcoplate results in a product that has many technical advantages over conventional weld clad plates. Conventional weld clad plates are generally characterized by structural weaknesses and limited wear resistance resulting from inefficient production methods. In order to achieve a wear-resistant flat surface, conventional wear plate must be rolled and pressed after its layers of hardfacing have been welded together. Post production rolling and pressing can result in a weakened surface structure that cannot withstand high impact conditions. The Arcoplate process does not require post production rolling and pressing. During the Arcoplate process, the plate is coated with the desired alloy thickness in one application, resulting in a uniform and, therefore, structurally sound, surface. The Arcoplate process also ensures that the overlay has a uniform and high carbide content, which makes the plate more resistant to wear than traditional welded wear plate. The higher content of carbide in Arcoplate greatly increases its wear resistance. Many of our claims with respect to the physical characteristics of Arcoplate have been subjected to studies and testing, performed by independent laboratories, universities and other testing facilities, of Arcoplate's various properties such as bond strength, specific hardness, density, hardness, resonance and wear resistance.

      Characteristics of the 3-D Pipe Fitting Cladder Process

      We believe that the 3-D Pipe Fitting Cladder process overcomes many of the problems associated with pipe fitting wear. Pipe fittings are extensively used in the dredging, mineral processing, coal-fired power generation, cement manufacturing, and oil refinery industries, where materials are frequently transported in enclosed pipe. Due to their angled and/or curved structures, pipe fittings generally have higher wear and a much shorter working life than ordinary straight pipe, because material flow does not flow uniformly through pipe fittings. In order to increase the wear-resistance of the pipe fittings, the 3-D Pipe Fitting Cladder process deposits a uniform layer of wear-resistant alloy on to wear-susceptible interior surfaces.

      We believe that the wear of pipe fittings in industrial pipe results in substantial production costs due to down time and expenditures for replacement parts. By uniformly applying alloy coatings to the interior surfaces of pipe fittings with the 3-D Pipe Fitting Cladder process, we believe that the need for replacement parts, abrasive wear and down time will be greatly reduced. We believe that the 3-D Pipe Fitting Cladder process enables a variety of different alloys to coat the interior surfaces of pipe fittings, and it will therefore be adaptable for use in many different industrial settings.

      Sales and Marketing

      To date, most of our orders have been the result of unsolicited inquiries from prospective customers who have learned of our Arcoplate products on a word-of-mouth basis in their respective industries. We intend to achieve market penetration in selected major markets through a multi-step process consisting of:

      o     presentation of technical papers at industry related seminars;

      o initial discussions of the application highlighting the advantages of Arcoplate;

      o initial discussions of the application highlighting the advantages of the 3-D Pipe Fitting Cladder process;

      o an engineering and marketing evaluation by the prospective customer of sample material and demonstration products; and

      o licensing a production program where appropriate expenditures are made on tooling, equipment and quality control necessary to fulfil market requirements.

      We anticipate incurring increased expenditures in connection with our marketing activities. Our marketing activities are also expected to include substantial applications engineering support to assist in the development of products for specific customers and markets, evaluation of Arcoplate and the 3-D Pipe Fitting Cladder by institutions that specialize in technology and/or markets of this type, development of appropriate sales materials such as specification sheets and corporate brochures, and promotion through appearances at selected trade shows and selective advertising in journals and the trade press.

      In order to develop our Australian and international customer base, we intend to contact all major mining and mineral processing companies to determine their current methods for minimizing down time due to wear-related problems. We will establish initial contact with these companies by telephone, followed by a targeted mailing containing a letter with brochures and case histories provided to us by current customers. After prospective customers have had the opportunity to review the contents of our targeted mailing, we will attempt to set up a meeting with key employees of the prospective customer in order to review their operations, materials, wear-related problems, and frequency of shut-downs so that we may then suggest specific Arcoplate products, 3-D Pipe Fitting Cladder procedures and other solutions to reduce down time. For original equipment manufacturers, we will attempt to review existing operations in order to determine how our products may assist in enhancing equipment performance. We intend to hold seminars in our offices, or at our customers' places of business, with operations managers, maintenance superintendents and maintenance schedulers, individuals who are directly responsible for production and machinery performance.

      In addition, we intend to market our Arcoplate products to consultant engineering companies so that they may ultimately incorporate Arcoplate materials into their equipment designs. We will offer the services of our own engineering department to assist consultant engineers with design planning in order to maximize material flow, and to minimize wear and down time.

      Acquisition of Technology

      In May 2000 we acquired an exclusive license from Kenside Investments, Ltd., for a 25 year term, to develop and market the proprietary Arcoplate process, and to commercially exploit the patent rights and technology rights related to the Arcoplate process worldwide, with the exception of the United States in exchange for 4,760,000 shares of our common stock. Pursuant to the license, we have the option to extend the license for three terms of 10 years each. The license provides for royalty payments to Kenside Investments, Ltd., in an amount equal to 2% of our net sales of Arcoplate products. Gene Kostecki, our chief executive officer, director and principal stockholder, controls Kenside Investments, Ltd. See "Certain Transactions."

      Kenside Investments, Ltd. has licensed the right to develop and market the Arcoplate process in the United States for a 25 year term and two five year renewal options to Arcoplate Holdings, PLC for a royalty in an amount equal to 2% of net sales. We have sub-licensed, such rights from Arcoplate Holdings, PLC, for a five year term, with an option to purchase such rights from Arcoplate Holdings, PLC. for 1,298,908 shares of common stock. The sub-license provides for royalty payments to Arcoplate Holdings, PLC in an amount equal to 3% of our net sales of Arcoplate products in the United States. Mr. Kostecki controls
Kenside   Investments   Ltd.   and   Arcoplate   Holdings,   PLC.  See  "Certain
Transactions."

      In October 2000, we acquired, from Gene Kostecki and Alan Winduss, the right to utilize and commercially exploit the 3-D Pipe Fitting Cladder process in exchange for an aggregate of 3,413,750 shares of common stock. In October 2000, we acquired from Collier Unit Trust, certain mill and office equipment assets relating to the manufacture, sale and distribution of Arcoplate in exchange for 1,250,000 shares of common stock. In October 2000, we acquired, from Collier Unit Trust, certain plant machinery relating to the manufacture, sale and distribution of Arcoplate for a purchase price of $820,000. Mr. Kostecki controls Collier Unit Trust. See "Certain Transactions."

      Intellectual Property

      We believe that protection of our licensed proprietary technology and know-how is critical to the development of our business. We have obtained patents for process in United States, Mexico, Brazil, Canada, Japan, Burma, South Korea, Australia, France, Germany, Great Britain, Greece, Italy, Belgium, Netherlands and Sweden. We do not have intellectual property protection for the 3-D Pipe Fitting Cladder process. We cannot assure you that our existing patent rights, or any other patent rights that may be granted, will be valid and enforceable or provide us with meaningful protection from competitors. We cannot assure you that any pending patent application will issue as a patent or that any claim thereof will provide protection against infringement. If our present or future patent rights are ineffective in protecting us against infringement, our marketing efforts and future revenues could be materially and adversely affected. In addition, if a competitor were to infringe our patent rights, the costs of enforcing our patent rights may be substantial or even prohibitive.

      Research and Development

      We are engaged in the development of new products and improvements to our existing products and we intend to maintain laboratory facilities for these purposes as well as a network of outside independent test laboratories and specialty subcontractors. Our past research and development efforts were focused on Arcoplate's wear resistance, as compared with the wear plate solutions of our competitors. We expect that our techniques will continue to be developed and refined through empirical tests and prototype development. We expect that we will devote substantial resources to research and development efforts. The costs of those efforts will be recorded for accounting purposes as expenses as they are incurred, notwithstanding that the benefits, if any, from our research and development efforts (in the form of increased revenues or decreased product costs), and may not be reflected in our operating results, if at all, until subsequent periods.

      Manufacturing and Supply

      The raw materials we employ are principally steel and a proprietary alloy compound. We presently purchase steel from one supplier, De Candilo & Sons Pty Ltd. We presently purchase our alloy materials from C.M.C. Australia Pty Ltd. We also rely heavily on the use of fluxes, devices designed to remove impurities, during the manufacturing process. We purchase our requirements for fluxes from Lincoln Electric Australia Ltd Although we believe that steel and alloy compounds are readily available from other suppliers, we cannot assure you that we will be able to continue to obtain desired quantities of steel, alloy and fluxes on a timely basis at prices and terms deemed reasonable by us. We monitor the quality of our products by frequent tests and material certification, and we intend to maintain a strict internal quality control system to monitor the quality of production at our facility.

      Government Regulation

      Our manufacturing and packaging operations will be subject to a wide range of government regulations, including the discharge, handling and disposal of hazardous wastes regulations contained in the environmental laws and the plant and laboratory safety requirements of various occupational safety and health laws that are applicable to all our facilities and operations. We believe that we have complied in all material respects with regard to applicable governmental regulations. To date, such regulations have not materially restricted or impeded our operations.

      Competition

      The wear plate solutions industry is highly competitive. We compete in our chosen markets against several larger multi-national companies, all of which are well-established in those markets and have substantially greater financial and other resources than we do. Competitive market conditions could adversely affect our results of operations if we were required to reduce product prices to remain competitive or if we are unable to achieve significant sales of our products. Wear-resistant alloy steel plates are manufactured by numerous corporations worldwide. In the United States and Canada, major manufacturers of wear plates include Triton, Inc. and Trimay, Ltd. In Australia, major manufacturers of wear plates include Australian National Industries, Ltd. and Australian Overseas, Ltd. Other major manufacturers in the European Union and Asia include Vautid (Gmd.) and Duraweld.

      Employees

      We employed 11 persons as of June 30, 2000, including two Company executive officers, six manufacturing personnel and three persons engaged in sales and marketing activities. None of our employees is a member of a labor union. We consider our relationship with our employees to be good. We anticipate hiring approximately six additional manufacturing employees, two additional research and product development employees and two additional sales and marketing employees in the next 12 months.

      Property

      We lease our facility in Perth, Australia, at a monthly rental of $7,083 per month. The lease expires in June 2005. Of the total 26,000 square foot area of the facility, approximately 4,000 square feet will be utilized for office space and approximately 22,000 square feet will be utilized for manufacturing operations dedicated to Arcoplate manufacturing, secondary processes and warehousing. The facility is designed for expansion of capacity to match our anticipated needs.

      Legal Proceedings

      There are no material legal proceedings pending or, to our best knowledge, threatened against us.

                                   MANAGEMENT

      Directors and Executive Officers

      The following table sets forth information concerning our directors and executive officers.

Name                     Age                      Position
----                     ---                      --------
Gene Kostecki             55     President, Chief Executive Officer and Director
Alan Charles Winduss      59     Chief Financial Officer and Director

-------------
The following is a brief summary of the background of each executive officer and director:

      Gene Kostecki has served as our Chief Executive Officer, President, and Director since June 2000. From July 1997 to the present, Mr. Kostecki served as the Chief Executive Officer and director of Arcoplate, Inc. and Arcoplate Holdings (UK) PLC. From July 1995 to July 1997, Mr. Kostecki served as Managing Director of the Collier Unit Trust, an engineering business and distributor based in Western Australia.

      Alan Charles Winduss has served as our Chief Financial Officer, Vice President and Director since June 2000. From July 1997 to the present, Mr. Winduss served as the Chief Financial Officer and director of Arcoplate, Inc. and Arcoplate Holdings (UK) PLC. From July 1979 to the present, Mr. Winduss has served as the senior principal of Winduss & Cook, an accounting firm in Western Australia, which specializes in commercial accounting, corporate finance and management.

      Board Composition

      Our board of directors currently consists of two directors. At each annual meeting of our stockholders, all of our directors are elected to serve from the time of election and qualification until the next annual meeting following election. In addition, our bylaws provide that the maximum authorized number of directors may be changed by resolution of the stockholders or by resolution of the board of directors.

      Each officer is elected by, and serves at the discretion of, our board of directors. There are no family relationships among any of our directors, officers or key employees.

      Executive Compensation

      Our executives did not receive any cash or non-cash compensation for the period from May 4, 2000 (inception) through September 30, 2000.

      Employment Agreements

      We have entered into five-year employment agreements, commencing as of October 2, 2000, with Gene Kostecki, our President and Chief Executive Officer, and Alan Charles Winduss, our Chief Financial Officer, which provide for an annual salary of $150,000 and $80,000, respectively. The employment agreements provide that each of Mr. Kostecki and Mr. Winduss are eligible to receive incentive bonus compensation, at the discretion of the board of directors, based on their respective performance and contributions to our success. The employment agreements provide for termination based on death, disability or voluntary resignation and each provides for severance payments upon termination in the event that there is termination without cause, if the employee terminates his employment for good reason or in the event of a change in control of Alloy Steel. If the employment agreement is terminated without cause, as a result of change of control, or terminated by the employee for good reason, the amount of the severance payment will be equal to three times that average annual compensation payable under the employment agreement.

      We have entered into consulting agreements with Berryhill Investments, Ltd., Chartreuse Nominees Pty., Ltd., Persia Consultants, Inc. and Ragstar Investments, Ltd., commencing as of October 2, 2000, which provide for compensation in the amount of 150,000, 500,000, 500,000 and 90,000, shares, respectively, of our common stock. Pursuant to the terms of each agreement, the consultants shall provide certain advisory services with regard to corporate development. We have entered into consulting agreements with Mark Angelo, Joseph Donohue, Bob Farrell and Hunter Singer, commencing as of October 2, 2000, each of which provides for compensation in the amount of 200,000 shares of our common stock. We have entered into a consulting agreement with Hong Zhu, commencing as of October 2, 2000, which provides for compensation in the amount of 50,000 shares of our common stock.

      Stock Option Plan

      In May 2000, we adopted the 2000 Stock Option Plan. The purpose of the plan is to enable us to attract, retain and motivate key employees, directors, and consultants, by providing them with stock options. Options granted under the plan may be either incentive stock options, as defined in Section 422A of the Internal Revenue Code of 1986, or non-qualified stock options. We have reserved 500,000 shares of common stock for issuance under the plan. As of the date of this prospectus, no options have been granted pursuant to the plan.

      Our board of directors will administer the plan. Our board has the power to determine the terms of any options granted under the plan, including the exercise price, the number of shares subject to the option, and conditions of exercise. Options granted under the plan are generally not transferable, and each option is generally exercisable during the lifetime of the holder only by the holder. The exercise price of all incentive stock options granted under the plan must be at least equal to the fair market value of the shares of common stock on the date of the grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our stock, the exercise price of any incentive stock option granted must be equal to at least 110% of the fair market value on the grant date. The term of all incentive stock options owners. Our board of directors approves the terms of each option. These terms are reflected in a written stock option agreement.

      Limitations of Liability and Indemnification of Directors and Officers

      Our certificate of incorporation and bylaws limit the liability of directors and officers to the maximum extent permitted by Delaware law. We will indemnify any person who was or is a party, or is threatened to be made a party to, an action, suit or proceeding, whether civil, criminal, administrative or investigative, if that person is or was a director, officer, employee or agent of ours or serves or served any other enterprise at our request.

      In addition, our certificate of incorporation provides that generally a director shall not be personally liable to us or our stockholders for monetary damages for breach of the director's fiduciary duty. However, in accordance with Delaware law, a director will not be indemnified for a breach of its duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation or any transaction from which the director derived improper personal benefit.

      We have been advised that it is the position of the commission that insofar as the indemnification provisions referenced above may be invoked to disclaim liability for damages arising under the Securities Act, these provisions are against public policy as expressed in the Securities Act and are, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth as of October 31, 2000, the number and percentage of outstanding shares of common stock beneficially owned by:

      o each person who we know beneficially owns more than 5% of the outstanding shares of our common stock;

      o     each of our officers and directors; and

      o     all of our officers and directors as a group.

      Except as otherwise noted, the persons named in this table, based upon information provided by these persons, have sole voting and investment power with respect to all shares of common stock owned by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options or warrants held by such person that are exercisable within 60 days of the date of this Prospectus, but excludes shares of common stock underlying options or warrants held by any other person. Unless otherwise indicated, the address of each beneficial owner is c/o Alloy Steel, 42 Mercantile Way Malaga, P.O. Box 3087 Malaga D C 6945, Western Australia.

                                                      Percentage of Common Stock
Name of                                   Number of          Beneficially
Beneficial Owner                            Shares              Owned
----------------                        -----------   --------------------------
Gene Kostecki                           10,598,000(1)           62.3%
Alan Charles Winduss                     1,893,250(2)           11.1%
All present officers and
 directors as a group (Two persons)     12,491,250              73.4%

----------
(1) Includes (i) 4,760,000 shares issued to Kenside Investments, Ltd., (ii) 1,250,000 shares issued to Collier Unit Trust, and (iii) 937,500 shares issued to Ames Nominees Pty. Ltd., all of which shares of common stock are beneficially owned by Mr. Kostecki.

(2) Includes (i) 500,000 shares issued to Chartreuse Nominees Pty. Ltd., (ii) 90,000 shares issued to Ragstar Investments, Ltd., and (iii) 312,500 shares issued to Alan Winduss Pty. Ltd, all of which shares of common stock are beneficially owned by Mr. Winduss.

                              CERTAIN TRANSACTIONS

      In May 2000, we acquired an exclusive worldwide license from Kenside Investments, Ltd., for a 25-year term, in connection with certain patent and technology rights related to the Arcoplate process, in exchange for 4,760,000 shares of our common stock. The license provides for royalty payments to Kenside Investments, Ltd., in an amount equal to 2% of our net sales of Arcoplate products. Our Chief Executive Officer, director and principal shareholder, Gene Kostecki controls Kenside Investments, Ltd.

      In May 2000, we sub-licensed the right to utilize the Arcoplate process in the United States from Arcoplate Holdings, PLC, for a term of five years. Arcoplate Holdings, PLC has licensed the right to utilize the Arcoplate process in the United States from Kenside Investments, Ltd., for an initial term of 25 years, with two options to extend the license for further terms of five years each. The sub-license provides for royalty payments to Arcoplate Holdings, PLC, in an amount equal to 3% of our net sales of Arcoplate products in the United States. The sub-license grants us the right to purchase the license from Arcoplate Holdings, PLC in exchange for 1,298,908 shares of our common stock. Gene Kostecki, is an officer, director and principal shareholder of Arcoplate Holdings, PLC and controls Kenside Investments, Ltd.

      In October 2000, we acquired certain assets of Collier Unit Trust in exchange for 1,250,000 shares of our common stock. In October 2000, we also acquired the Arcoplate manufacturing plant and plant equipment from Collier Unit Trust for an aggregate purchase price of $820,000. Our Chief Executive Officer, director and principal shareholder, Gene Kostecki controls the Collier Unit Trust.

      In October 2000, we acquired the right to utilize the 3-D Pipe Fitting Cladder process, from Gene Kostecki and Alan Winduss, in exchange for an aggregate of 3,413,750 shares of our common stock.

      In October 2000, we entered into consulting agreements with Chartreuse Nominees Pty., Ltd. and Ragstar Investments, Ltd., which provide for compensation in the amount of 150,000, 500,000 and 90,000, shares, respectively, of our common stock. Pursuant to the terms of each agreement, the consultants shall provide certain advisory services with regard to corporate development. Mr. Winduss controls Chartreuse Nominees Pty. Ltd. and Ragstar Investments, Ltd.

      In July 2000, we entered into a lease agreement with Raglan Securities Pty. Ltd., for our office facilities, for a term of five years, at an annual rent of $85,000. Mr. Kostecki controls Raglan Securities Pty. Ltd.

      In June 2000, we sold 919,500 shares of our common stock to Gene Kostecki, and 308,000 shares of our common stock to Alan Winduss at a price of $0.16 per share.

                  SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

      The registration statement, of which this prospectus forms a part, relates to our registration, for the account of the selling stockholders, of an aggregate of 5,586,250 shares of common stock. We will not receive any of the proceeds from the sale of these shares.

      The sale of the selling stockholders' shares by the selling stockholders may be effected from time to time in transactions, which may include block transactions by or for the account of the selling stockholders, in the over-the-counter market or in negotiated transactions, or through the writing of options on the selling stockholders' shares, a combination of these methods of sale, or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

      The selling stockholders may effect the transactions by selling their shares directly to purchasers, through broker\dealers acting as agents for the selling stockholders, or to broker\dealers who may purchase shares as principals and thereafter sell the selling stockholders' shares from time to time in the over-the-counter market, in negotiated transactions, or otherwise. These broker\dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchaser for whom which broker-dealers may act as agents or to whom they may sell as principals or both, which compensation as to a particular broker-dealer may be in excess of customary commissions.

      The selling stockholders and broker-dealers, if any, acting in connection with these sales might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act. Any commission they receive and any profit upon the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

      Sales of any shares of common stock by the selling stockholders may depress the price of the common stock in any market that may develop for the common stock.

      At the time a particular offer of the shares is made by or on behalf of a selling stockholder, to the extent required, a prospectus supplement will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriter for shares purchased from the selling stockholder and any discounts commissions, or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

      Under the Exchange Act and its regulations, any person engaged in the distribution of shares of common stock, or securities convertible into common stock, offered by this prospectus may not simultaneously engage in market-making activities with respect to the common stock during the applicable "cooling off" period prior to the commencement of this distribution. In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the Exchange Act and its rules and regulations, including without limitation Regulation M promulgated under the Exchange Act, in connection with transactions in the shares, which provisions may limit the timing of purchases and sales of shares of common stock by the selling stockholders.

      The following table sets forth information known to us regarding ownership of our common stock by each of the selling stockholders as of October 2, 2000 and as adjusted to reflect the sale of shares offered by this prospectus. None of the selling stockholders has had any position with, held any office of, or had any other material relationship with us during the past three years.

      o Mark Angelo, Joseph Donohue, Bob Farrell, Hunter Singer, Hong Zhu, and Persia Consultants, Inc. are consultants to the Company.

      o     Silverman, Collura & Chernis, P.C. is counsel to the Company.

      o Gene Kostecki is Chairman, Chief Executive Officer and Director of the Company.

      o     Alan Winduss is Chief Financial Officer and Director of the Company.

      We believe, based on information supplied by the following persons, that the persons named in this table have sole voting and investment power with respect to all shares of common stock which they beneficially own. The last column in this table assumes the sale of all of our shares offered in this prospectus.

                                            Common                Shares
                            Shares          Stock          Owned After Offering
   Names of Selling      Beneficially     Offered by       --------------------
    Stockholders            Owned      Beneficial Owner    Number       Percent
    ------------         ------------  ----------------    ------       -------
Mark Angelo                 200,000        200,000            0            0
Joseph Donohue              200,000        200,000            0            0
Bob Farrell                 200,000        200,000            0            0
Hunter Singer               200,000        200,000            0            0
Hong Zhu                    112,500        112,500            0            0
Persia Consultants,
  Inc                       500,000        500,000            0            0
Silverman, Collura &
  Chernis, P.C              300,000        300,000            0            0
Janice Magill                31,250         31,250            0            0
Jennifer Richards            31,250         31,250            0            0
Judith Saunders              31,250         31,250            0            0
Jillian Clazie               31,250         31,250            0            0

                                            Common                Shares
                            Shares          Stock          Owned After Offering
   Names of Selling      Beneficially     Offered by       --------------------
    Stockholders            Owned      Beneficial Owner    Number       Percent
    ------------         ------------  ----------------    ------       -------
Barbara Kearney              31,250          31,250               0         0
Norma Merrey                 31,250          31,250               0         0
Gene Kostecki            10,598,000         919,500       9,678,500      56.9%
Alan Winduss              1,893,250         308,000       1,585,250       9.3%
Balmere Assets Ltd.          40,000          40,000               0         0
Robert McDougall            400,000         400,000               0         0
Allan Bray                  100,000         100,000               0         0
Dave Peters                  40,000          40,000               0         0
Yeowart Gregory              20,000          20,000               0         0
Terry Taylor                 10,000          10,000               0         0
New Wave                     62,500          62,500               0         0

Nominees

Gillian Woodford            100,000         100,000               0         0
Darren Whittaker             10,000          10,000               0         0
Joris Claessens              20,000          20,000               0         0
Po-Chin King                125,000         125,000               0         0
Chung Kuan Yen              125,000         125,000               0         0
Peter Che Nan Chen          593,750         593,750               0         0
Sui Wa Chau                 312,500         312,500               0         0
Wei Z. Yen                  250,000         250,000               0         0
Jinsheng Yi                  62,500          62,500               0         0
Shuhai Guo                   62,500          62,500               0         0
Xiangdong Liang             125,000         125,000               0         0

                           DESCRIPTION OF SECURITIES

      The following section should be read in conjunction with detailed provisions of our certificate of incorporation and bylaws, copies of which have been filed with our registration statement of which this prospectus forms a part. Our capital stock is also governed by the provisions of applicable Delaware law.

      General

      Our authorized capital stock consists of 50,000,000 shares of common stock, $0.01 par value and 3,000,000 shares of preferred stock, $0.01 par value. As of November 1, 2000, 17,000,000 shares of common stock were issued and outstanding. As of the date of this prospectus, we have approximately 40 holders of our common stock. No shares of preferred stock are outstanding.

      Common Stock

      Each holder of common stock is entitled to one vote per share, either in person or by proxy, on all matters that may be voted upon by the owners of our shares at meetings of our stockholders. There is no provision for cumulative voting with respect to the election of directors by the holders of common stock. Therefore, the holders of more than 50% of our shares of outstanding common stock can, if they choose to do so, elect all of our directors. In this event, the holders of the remaining shares of common stock will not be able to elect any directors.

      The holders of common stock:

      o     have  equal  rights  to  dividends  from  funds  legally   available
            therefor, when and if declared by our board of directors;

      o     are  entitled to share  ratably in all of our assets  available  for
            distribution   to   holders  of  common   stock  upon   liquidation,
            dissolution or winding up of our affairs; and

      o do not have preemptive rights, conversion rights, or redemption of sinking fund provisions.

      The rights, preferences and privileges of the holders of common stock may be adversely affected by the rights of the holders of shares of any series of preferred stock that we designate in the future.

      Preferred Stock

      The board of directors is authorized, without stockholder approval, from time to time to issue up to an aggregate of 3,000,000 shares of preferred stock in one or more series. The board of directors can fix the rights, preferences and privileges of the shares of each series and any qualifications, limitations or restrictions. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or of discouraging a third-party from attempting to acquire a majority of our outstanding voting stock. We have no present plans to issue any shares of preferred stock.

      Private Financings

      In June 2000, we completed the sale of 2,217,500 shares of common stock at prices of $0.16 and 0.25 per share in a private financing transaction to 18 accredited investors resulting in gross proceeds of $420,000. In August 2000, we completed the sale of 1,718,750 shares of common stock to nine accredited investors at a price of $0.16 per share in a private financing transaction resulting in gross proceeds of $275,000. We have agreed to register the shares of common stock issued in these private financing transactions which are being offered by this prospectus.

      Delaware Law and Certificate of Incorporation and Bylaw Provisions

      We are subject to Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents us from engaging, under some circumstances, in a business combination, which includes a merger or sale of more than 10% of its assets, with any interested stockholder, defined as a stockholder who owns 15% or more of its outstanding voting stock, as well as affiliates and associates of any such persons, for three years following the date such stockholder became an interested stockholder unless:

      o the transaction in which the stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained that status;

      o upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors or officers and shares owned by employee stock plans; or

      o the business combination is approved by the board of directors and authorized by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

      Some of the provisions of our certificate of incorporation and bylaws could discourage, delay or prevent an acquisition of Alloy Steel at a premium price. Our bylaws provide that any vacancy on the board of directors may be filled by a majority of the directors then in office. Our bylaws provide that special meetings of stockholders may be called only by a majority of the directors of our board or the President or by at least 25% of the holders of shares of common stock.

      In addition, the certificate of incorporation also authorizes the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of Alloy Steel.

      Transfer Agent

      We intend to appoint Continental Stock Transfer & Trust Company as the transfer agent and registrar for our shares of common stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

      Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market, or the availability of shares for sale, could adversely affect the prevailing market price of our common stock and our ability to raise capital through an offering of equity securities.

      The 5,586,250 shares of common stock offered in this offering will be immediately tradeable without restriction under the Securities Act, except for any shares held by an "affiliate" of ours, as that term is defined in the Securities Act. Affiliates will be subject to the resale limitations of Rule 144 under the Securities Act. The remaining 11,413,750 shares of common stock will be deemed "restricted securities" as defined in Rule 144.

      In general, under Rule 144, a stockholder, or stockholder whose shares are aggregated, who has beneficially owned "restricted securities" for at least one year will be entitled to sell an amount of shares within any three month period equal to the greater of:

      o     1% of the then outstanding shares of common stock; or

      o the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the commission, provided certain requirements are satisfied.

      In addition, our affiliates must comply with additional requirements of Rule 144 in order to sell shares of common stock, including shares acquired by affiliates in this offering. Under Rule 144, a stockholder who had not been our affiliate at any time during the 90 days preceding a sale by him, would be entitled to sell those shares without regard to the Rule 144 requirements if he owned the restricted shares of common stock for a period of at least two years. The foregoing summary of Rule 144 is not a complete description.

                                  LEGAL MATTERS

      The validity of the common stock being offered in this prospectus will be passed upon for us by Silverman, Collura & Chernis, P.C., New York, New York. Silverman, Collura & Chernis, P.C. owns 300,000 shares of our common stock.

                                     EXPERTS

      The financial statements of Alloy Steel as of September 30, 2000 and for the period May 4, 2000 (inception) to September 30, 2000 appearing in this Prospectus and Registration Statement, have been audited by Feldman Sherb & Co., P.C., independent auditors, as set forth in their report thereon appearing in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The financial statements of Arcoplate, a division of Kroko Nominees Pty Ltd., as trustee for Collier Unit Trust, for the years ended June 30, 1999 and 2000 appearing in this Prospectus and Registration Statement have been audited by Somes & Cooke, independent auditors, as set forth in their report thereon appearing in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. Except for the inclusion of the report of Somes & Cooke in this Prospectus, Somes & Cooke was not involved in the preparation of this Prospectus and Registration Statement and disclaims any responsibility for the contents.

                           HOW TO GET MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

      Upon effectiveness of the registration statement, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our stockholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

      We intend to apply for the listing of our common stock on the NASD OTC Bulletin Board under the symbol "____". After this offering is effective, you may obtain certain information about us on Nasdaq's Internet site (http://www.Nasdaq-Amex.com).

                          INDEX TO FINANCIAL STATEMENTS

ALLOY STEEL INTERNATIONAL, INC.

                                                                         Page

Independent Auditors' Report                                             F-1

Balance Sheet, September 30, 2000                                        F-2

Statement of Operations, May 4, 2000 (Inception) to
  September 30, 2000                                                     F-3

Statement of Changes in Stockholders' Equity,
  May 4, 2000 (Inception) to September 30, 2000                          F-4

Statement of Cash Flows                                                  F-5

Notes to Financial Statements                                            F-6-10

ARCOPLATE DIVISION - COLLIER UNIT TRUST

Independent Auditors' Report                                             F-11

Statement of Assets and Liabilities, June 30, 2000                       F-12

Statement of Revenues over Direct Operating Expenses,
  Year Ended June 30, 2000                                               F-13

Statement of Cash Flows, Year Ended June 30, 2000                        F-14

Notes to Financial Statements                                            F-15-17

Independent Auditors' Report                                             F-18

Statement of Assets and Liabilities, June 30, 1999                       F-19

Statement of Revenues over Direct Operating
 Expenses, Year Ended June 30, 1999                                      F-20

Statements of Cash Flows, Year Ended June 30, 1999                       F-21

Notes to Financial Statements                                            F-22-24

Supplemental Information                                                 F-25-28

Pro Forma Financial Statements (Unaudited)                               F-29

Pro Forma Balance Sheet, September 30, 2000                              F-30

Pro Forma Statement of Operations, Year Ended June 30, 2000              F-31

Notes to Pro Forma Financial Statements                                  F-32

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Alloy Steel International, Inc.

       We have audited the accompanying balance sheet of Alloy Steel International, Inc. (A Development Stage Company) as of September 30, 2000 and the related statements of operations, stockholder's equity and cash flows for the period May 4, 2000 (inception) to September 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, the financial position of Alloy Steel International, Inc. (A Development Stage Company) as of September 30, 2000 and the results of its operations and its cash flows for the period May 4, 2000 (inception) to September 30, 2000 in conformity with generally accepted accounting principles.

                                                 /s/ Feldman Sherb and Co., P.C.
                                                 -------------------------------
                                                 Feldman Sherb and Co, P.C

New York, New York
October 27, 2000

                         ALLOY STEEL INTERNATIONAL, INC
                          (A Development Stage Company)
                                  BALANCE SHEET
                               SEPTEMBER 30, 2000

                                     ASSETS

CASH                                                                        $   8,674

CONSTRUCTION IN PROGRESS                                                      576,871
                                                                            ---------
                                                                            $ 585,545
                                                                            =========
          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES - Payable for construction in progress                  $  21,800
                                                                            ---------
STOCKHOLDERS' EQUITY:
         Preferred stock - $0.01 par value, authorized - 3,000,000 shares
            issued and outstanding - none                                          --
         Common stock  - $0.01 par value, authorized - 50,000,000 shares;
            issued and outstanding - 8,696,250 shares                          86,963
         Additional paid-in capital                                           496,641
         Deficit accumulated in the development stage                         (19,859)
                                                                            ---------
                             TOTAL STOCKHOLDERS' EQUITY                       563,745
                                                                            ---------
                                                                            $ 585,545
                                                                            =========

                       See notes to financial statements.

                         ALLOY STEEL INTERNATIONAL, INC
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                  MAY 4, 2000 (INCEPTION) TO SEPTEMBER 30, 2000

REVENUES                                                            $       --

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                            19,859
                                                                    ----------
NET LOSS                                                            $  (19,859)
                                                                    ==========
BASIC AND DILUTED LOSS PER SHARE                                    $    (0.00)
                                                                    ==========
WEIGHTED AVERAGE SHARES OUTSTANDING                                  8,696,250
                                                                    ==========

                       See notes to financial statements.

                         ALLOY STEEL INTERNATIONAL, INC
                          (A Development Stage Company)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  MAY 4, 2000 (INCEPTION) TO SEPTEMBER 30, 2000

                                                                                                        Deficit
                                                                                                      Accumulated
                                         Preferred Stock              Common Stock      Additional      in the
                                       ------------------        --------------------     Paid-in     Development
                                       Shares      Amount        Shares        Amount     Capital        Stage          Total
                                       ------      ------        ------        ------     -------        -----          -----

Balance, May 4, 2000 (Inception)             --   $       --           --      $     --   $       --   $        --    $       --

Stock issued for cash:

  May 4, - 31, 2000 - $0.16 - $0.25                             2,217,500        22,175      397,825            --       420,000
      per share
  June 26, - July 7, 2000 -
      $0.16 per share                        --           --    1,718,750        17,188      257,812            --       275,000

Offering expenses                            --           --           --            --     (111,396)           --      (111,396)

Stock issued for license                                        4,760,000        47,600      (47,600)                         --

Net loss                                     --           --           --            --           --         (19,859)    (19,859)
                                     ----------   ----------   ----------    ----------   ----------    ----------    ----------
Balance, September 30, 2000                  --   $       --    8,696,250    $   86,963   $  496,641    $  (19,859)   $  563,745
                                     ==========   ==========   ==========    ==========   ==========    ==========    ==========

                       See notes to financial statements.

                         ALLOY STEEL INTERNATIONAL, INC
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                  MAY 4, 2000 (INCEPTION) TO SEPTEMBER 30, 2000

CASH FLOWS FROM OPERATING ACTIVITIES:
       Net loss                                                       $ (19,859)

CASH FLOWS FROM INVESTING ACTIVITIES:
       Construction in progress                                        (555,071)

CASH FLOWS FROM FINANCING ACTIVITIES:
       Net proceeds from  issuance of common stock                      583,604
                                                                      ---------
NET INCREASE IN CASH                                                      8,674

CASH AT BEGINNING OF PERIOD                                                  --
                                                                      ---------
CASH AT END OF PERIOD                                                 $   8,674
                                                                      =========
SUPPLEMENTAL CASH FLOW INFORMATION

          Cash paid during period for:

               Interest                                               $      --
                                                                      =========
               Taxes                                                  $      --
                                                                      =========

                       See notes to financial statements.

                         ALLOY STEEL INTERNATIONAL, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                  MAY 4, 2000 (INCEPTION) To SEPTEMBER 30, 2000

1.       ORGANIZATION AND BUSINESS DESCRIPTION

         Alloy Steel International, Inc. (the "Company") was incorporated in Delaware in May 2000 for the purpose of manufacturing and distributing Arcoplate, a wear-resistant fused-alloy steel plate, through a patented production process. The Company was in the development stage as of September 30, 2000.

2.       SIGNIFICANT ACCOUNTING POLICIES

         Use of Estimates

         The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and Cash Equivalents

         The  Company   considers   highly  liquid   investments  with  original
         maturities of three months or less to be cash equivalents.

         Fair Value of Financial Instruments

         The Company considers its financial instruments and obligations, which are carried at cost, to approximate fair value due to the near-term due dates.

         Depreciation

         Property and equipment are recorded at cost. Depreciation is provided by the straight-line method over the estimated useful lives of the related assets and will commence when assets are put into use.

         Impairment of Long-Lived Assets

         In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value is required. At September 30, 2000, the Company did not believe that any impairment had occurred.

         Revenue Recognition

         Revenues are recognized when products are shipped, provided that no significant vendor obligations remain and collection of the resulting receivable is deemed probable by management.

         Research and Development Costs

         Research and development costs are charged to expense as incurred.

         Income Taxes

         Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

         Stock Options

         The Company accounts for all transactions under which employees, officers and directors receive shares of stock in the Company in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." In accordance with Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," the Company adopted the pro forma disclosure requirements of SFAS 123. Accordingly, no compensation has been recognized in the results of operations for the employees, officers and directors stock option plan.

         Net Loss Per Common Share

         The Company has adopted the provisions of Statement of Financial Accounting Standard No. 128, "Earnings per Share", which requires that the Company report basic and diluted earnings (loss) per share for all periods reported. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period, adjusted for the dilutive effect of common stock equivalents.

         Diluted net loss per share was the same as basic net loss per share since the inclusion of the stock options would have been anti-dilutive.

         New Accounting Pronouncements

         The Company will adopt Statement of Financial Accounting Standard No.133 ("SFAS No. 133"), "Accounting for Derivative Instruments and Hedging Activities" for the year ended June 30, 2001. SFAS No. 133 establishes a new model for accounting for derivatives and hedging activities and supersedes and amends a number of existing standards. The application of the new pronouncement is not expected to have a material impact on the Company's financial statements.

3.       CONSTRUCTION IN PROGRESS

         The Company intends to construct steel plating equipment in Western Australia, for the purpose of manufacturing Arcoplate in commercial quantities. Accordingly, funds approximating $555,000 derived from the private placement of common shares were disbursed as progress payments for the construction work as of September 30, 2000. Such work is being done by the Collier Unit Trust, an affiliated entity.

4. ACQUISITION OF NET ASSETS OF ARCOPLATE DIVISION - COLLIER UNIT TRUST AND CLADDER

         In October 2000, the Company acquired substantially all of the net assets of the Arcoplate Division-Collier Unit Trust, an Australian entity, in exchange for 1,250,000 shares of the Company's common stock. These assets included the Arcoplate manufacturing plant and related facilities, mill equipment, office equipment, and motor vehicles. The Company's chief executive officer, and principal shareholder, Gene Kostecki controls the Collier Unit Trust.

         In addition, the Company issued 3,413,750 shares of common stock to Messrs. Kostecki and Winduss (Company officers and shareholders) to acquire a 3-D Pipe Fitting Cladder. The Cladder is a computer-driven, software-based mechanical system for industrial use, which the Company intends to commercialize worldwide.

         The above transactions will be recorded as distributions of capital to the recipients and will be reflected in subsequent financial statements as a charge to additional paid-in capital.

5.       ACQUISITION OF LICENSES

         In May 2000, the Company obtained an exclusive license from Kenside Investments, Ltd. for a 25-year term, to develop and market the proprietary Arcoplate process, to commercially exploit certain patent rights and technology rights related to the Arcoplate process in exchange for 4,760,000 shares of the Company's common stock. The license grants the licensee worldwide rights (except in the Unites States) to the process. The license provides for quarterly royalty payments to Kenside Investments, Ltd. of 2% of the Company's net sales of Arcoplate products. Mr. Kostecki, an officer and principal shareholder of the Company, controls Kenside Investments, Ltd. The transaction was recorded as a distribution of capital to the recipient and is accordingly reflected as a charge to additional paid-in capital in the financial statements.

         The Company obtained a similar sub-license from Arcoplate Holdings, PLC (U.K.), an entity controlled by Mr. Kostecki. Such license grants exclusive territorial rights in the Unites States for a term of five years and provides for royalty payments of 3% of net sales of Arcoplate products. The Company may purchase the license for 1,298,908 common shares.

6.       STOCK OPTION PLAN

         In May 2000, the Company adopted the 2000 Stock Option Plan (the "Plan") to enable the Company to attract, retain and motivate key employees, directors and consultants. Options granted under the plan may be either incentive stock options, as defined in Section 422A of the Internal Revenue Code, or non-qualified stock options. The Company has reserved 500,000 shares of common stock for issuance under the Plan. As of September 30, 2000 no options were granted under the Plan.

         The Company's board of directors will administer the Plan. The board has the power to determine the terms of options granted under the Plan, including the exercise price, the number of shares subject to the option, and conditions of exercise. Options granted under the Plan are generally not transferable, and each option is generally exercisable during the lifetime of the holder, only by the holder. The exercise price of all incentive stock options granted under the Plan must be at least equal to the fair market value of the shares of common stock on the date of the grant. The exercise price of any incentive stock option granted to a participant owning more than 10% of the voting power of all classes of the Company's stock must be equal to at least 110% of the shares' fair market value on the grant date.

7.       COMMITMENTS

         Operating Lease

         The Company leases its facilities in Perth, Australia, which expires in June 2005, for $7,083 per month. Approximately 22,000 square feet will be used for manufacturing operations dedicated to Arcoplate manufacturing, secondary processes and warehousing, and approximately 4,000 square feet will be used for office space.

         Future minimum lease payments are $84,996 per annum through September 30, 2004 and $63,747 for the period October 1, 2004 through June 30, 2005.

         Employment Agreements

         The Company is obligated under five year employment agreements with its President and its Vice-President commencing October 1, 2000. The agreements provide for base salaries in the first year of $150,000 and $80,000, respectively, and such additional amounts to be determined by the board of directors in each subsequent year.

         Consulting Agreements

         The Company has entered into one year consulting agreements with six persons who may be deemed affiliates, for services commencing October 1, 2000. Aggregate compensation for such services is 2,490,000 shares of common stock valued at $398,400.

                          INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying statement of assets and liabilities of Arcoplate, a division of Kroko Nominees Pty Ltd, as Trustee of Collier Unit Trust (the Company) as of 30 June, 2000 and the related statements of revenues, operating expenses and cash flow for the year ended 30 June 2000. These special purpose financial statements are the responsibility of the Company's management. Our relationship is to express an opinion on these financial statements based on our audit.

Our audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance as whether the financial statements are free of material misstatement. Our procedures included examination on a test basis of evidence supporting the amounts and other disclosures in the financial statements and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether in all material respects, the financial statements are presented fairly in accordance with Australian Accounting Standards so as to present a view which is consistent with our understanding of Arcoplate's revenues, operating expenses and cash flows.

In our opinion, the financial statements referred to above present fairly the financial position of Arcoplate, a division of Kroko Nominees Pty Ltd, as Trustees of Collier Unit Trust as of 30 June 2000 and the related statements of revenues and operating expenses and cash flows for the year ended 30 June, 2000 in conformity with the accounting policies described in Note 1 to the financial statements, and with generally accepted accounting principles in Australia.

SOMES & COOK
Chartered Accountants

John Cooke
Partner

Dated this 30 Day of October, 2000
Perth, Western Australia

                             KROKO NOMINEES PTY LTD
                                   As Trustee
                             THE COLLIER UNIT TRUST

                               ARCOPLATE DIVISION

                        STATEMENT OF ASSETS & LIABILITIES

                             Year Ended 30 June 2000

                                                                      $  AUST
CURRENT ASSETS
Receivables                                                             195,252
Inventory                                                               221,643
                                                                      ---------
TOTAL CURRENT ASSETS                                                    416,895
                                                                      ---------
NON-CURRENT ASSETS
Property Plant & Equipment                                              425,621
Less: Accumulated Depreciation                                         (267,638)
                                                                      ---------
TOTAL NON-CURRENT ASSETS                                                157,983
                                                                      ---------
TOTAL ASSETS                                                            574,878
                                                                      ---------
CURRENT LIABILITIES
Accounts Payable                                                         83,406
Provision for employee entitlements                                      10,000
                                                                      ---------
TOTAL CURRENT LIABILITIES                                                93,406
                                                                      ---------
TOTAL LIABILITIES                                                        93,406
                                                                      ---------
NET ASSETS                                                            $ 481,472
                                                                      =========

The accompanying notes form part of these financial statements.

                             KROKO NOMINEES PTY LTD
                                   As Trustee
                             THE COLLIER UNIT TRUST

                               ARCOPLATE DIVISION

              STATEMENT OF REVENUES OVER DIRECT OPERATING EXPENSES

                             Year Ended 30 June 2000

                                                   Notes              $   AUST

Product Sales                                                          1,972,453
Less: Cost of goods sold                                               1,162,869
                                                                      ----------
Gross profit                                                             809,584

Other direct operating expenditure                                       682,650
                                                                      ----------
Excess of revenues over direct operating expenses                     $  126,934
                                                                      ==========

The accompanying notes form part of these financial statements.

                             KROKO NOMINEES PTY LTD
                                   As Trustee
                             THE COLLIER UNIT TRUST

                               ARCOPLATE DIVISION

                             STATEMENT OF CASH FLOWS

                             Year Ended 30 June 2000

                                                                      $  AUST
Cash flows from operating activities:
Excess of revenues over direct expenses                                 137,415

Adjustments to reconcile  excess of revenues over direct
operating  expenses to net cash provided by operating activities
Depreciation                                                             42,428

Changes in operating assets and liabilities:
Decrease in accounts receivable                                         410,509
Increase in inventory                                                   (88,534)
Increase in provisions                                                    5,000
Decrease in accounts payable                                           (100,735)
                                                                      ---------
Net cash generated by Arcoplate operations                            $ 406,083
                                                                      =========

The accompanying notes form part of these financial statements.

                             KROKO NOMINEES PTY LTD
                                   As Trustee
                             THE COLLIER UNIT TRUST

                               ARCOPLATE DIVISION

                          NOTES TO FINANCIAL STATEMENTS

                             Year Ended 30 June 2000

Note 1.
Basis of Presentation

The statements of revenue over direct operating expenses and overhead expenses, statement of assets and liabilities and cash flows of Arcoplate, a division of Kroko Nominees Pty Ltd, as trustee for Collier Unit Trust is a special purpose financial report prepared for use by directors of the Kroko Nominees Pty Ltd. The directors have determined that the company is not a reporting entity. The financial report has been prepared in accordance with the requirements of the following Australian Accounting Standards.

      AAS 5 Materiality

No other Australian Accounting Standard, Urgent Issues Group Consensus Views and other authoritative pronouncements of the Australian Accounting Standards Board have been applied.

The financial report is also prepared on an accruals basis and is based on historic costs and does not take into account changing money values or except where stated current valuations of non-current assets.

These financial statements are not intended to be a complete presentation of the result of operations of the Collier Unit Trust but relate only to the operations of the Arcoplate Division.

The financial statements include revenues, expenses, assets and liabilities directly attributable to the Arcoplate division of the Company. Costs that could not be directly attributable to the Arcoplate division have been allocated on a percentage of sales basis. Items specifically excluded include bank liability, trust beneficiary loan accounts, money owing to and from third parties that have no relationship to the Arcoplate Operations or assets that are not utilized in the production or sale of Arcoplate products.

                             KROKO NOMINEES PTY LTD
                                   As Trustee
                             THE COLLIER UNIT TRUST

                               ARCOPLATE DIVISION

                          NOTES TO FINANCIAL STATEMENTS

                             Year Ended 30 June 2000

a)    Income Tax
      No income tax has been provided for, as Unit Trusts are not required to pay income tax under Australian Taxation Laws

b)    Acquisition of Assets
      The purchase method of accounting is used for all acquisition of assets regardless of whether equity instruments or other assets are acquired. Costs is measured as the fair value of assets given up, units issued or liabilities undertaken at the date of acquisition.

c)    Revenue Recognition
      Amounts disclosed as revenue are net of returns, trade allowances and taxes paid. A sale is recorded when goods have been despatched to a customer pursuant to a sales order and the associated risks have passed to the carrier.

d)    Receivables
      all trade debtors are recognized at the amounts receivable as they are due for settlements no more than 30 days from the date of recognition. Collectibility of trade debtors is reviewed on an ongoing basis. Debts that are known to be uncollectible are written off.

e)    Inventories
      Finished goods are stated at the lower of cost and net realisable value.

f)    Depreciation of property, plant and equipment.
      Depreciation is calculated on a straight-line basis to write off the net cost of property, plant and equipment over its expected useful life. Estimates of remaining useful lives are made on a regular basis for all assets, with annual reassessments for major items. The estimated useful lives are as follows.

      Plant and equipment           4-7 years

g)    Trade and Other Creditors
      These amounts represent liabilities for goods and services provided to the division prior to the end of the financial year and which are unpaid.

                             KROKO NOMINEES PTY LTD
                                   As Trustee
                             THE COLLIER UNIT TRUST

                               ARCOPLATE DIVISION

                          NOTES TO FINANCIAL STATEMENTS

                             Year Ended 30 June 2000

a)    Construction of Arcoplate Machine No. 2.
      Costs incurred in respect of the construction of Arcoplate machine no.2 have not been included in the statement of revenue over direct operating expenses, as they are not related to the production of the Arcoplate product. Assets and liabilities that have arisen from the construction of machine no. 2 have not been included in the statement of assets and liabilities of the Arcoplate Division.

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying statement of assets and liabilities of Arcoplate, a division of Kroko Nominees Pty Ltd, as Trustee of Collier Unit Trust (the Company) as of 30 June, 1999 and the related statements of revenues, operating expenses and cash flows for the year ended 30 June 1999. These special purpose financial statements are the responsibility of the Company's management. Our relationship is to express an opinion on these financial statements based on our audit.

Our audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance as whether the financial statements are free of material misstatement. Our procedures included examination on a test basis of evidence supporting the amounts and other disclosures in the financial statements and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether in all material respects, the financial statements are presented fairly in accordance with Australian Accounting Standards so as to present a view which is consistent with our understanding of Arcoplate's revenues, operating expenses and cash flows.

In our opinion, the financial statements referred to above present fairly the financial position of Arcoplate, a division of Kroko Nominees Pty Ltd, as Trustees of Collier Unit Trust as of 30 June 1999 and the related statements of revenues and operating expenses and cash flows for the year ended 30 June, 1999 in conformity with the accounting policies described in Note 1 to the financial statements, and with generally accepted accounting principles in Australia.

SOMES & COOKE
Chartered Accountants

John Cooke
Partner

Dated this 30 Day of October, 2000
Perth, Western Australia

                             KROKO NOMINEES PTY LTD
                                   As Trustee
                             THE COLLIER UNIT TRUST

                               ARCOPLATE DIVISION

                        STATEMENT OF ASSETS & LIABILITIES

                             Year Ended 30 June 1999

                                                                      $  AUST
CURRENT ASSETS
Receivables                                                             605,761
Inventory                                                               133,109
                                                                      ---------
TOTAL CURRENT ASSETS                                                    738,870
                                                                      ---------
NON-CURRENT ASSETS
Property Plant & Equipment                                              402,768
Less: Accumulated Depreciation                                         (253,359)
                                                                      ---------
TOTAL NON-CURRENT ASETS                                                 149,409
                                                                      ---------
TOTAL ASSETS                                                            888,279
                                                                      ---------
CURRENT LIABILITIES
Accounts Payable                                                        184,141
Provision for employee entitlements                                       5,000
                                                                      ---------
TOTAL CURRENT LIABILITIES                                               189,141
                                                                      ---------
TOTAL LIABILITIES                                                       189,141
                                                                      ---------
NET ASSETS                                                            $ 699,138
                                                                      =========

The accompanying notes form part of these financial statements.

                             KROKO NOMINEES PTY LTD
                                   As Trustee
                             THE COLLIER UNIT TRUST

                               ARCOPLATE DIVISION

              STATEMENT OF REVENUES OVER DIRECT OPERATING EXPENSES

                             Year Ended 30 June 1999

                                                   Notes              $   AUST

Product Sales                                                         $1,989,029
Less: Cost of goods sold                                               1,025,130
                                                                      ----------
Gross profit                                                             963,899

Other direct operating expenditure                                       598,265
                                                                      ----------
                                                                         365,634
Reversal of provision for doubtful debts                                  57,548
                                                                      ----------
Excess of revenues over direct operating expenses                     $  423,182
                                                                      ==========

The accompanying notes form part of these financial statements.

                             KROKO NOMINEES PTY LTD
                                   As Trustee
                             THE COLLIER UNIT TRUST

                               ARCOPLATE DIVISION

                             STATEMENT OF CASH FLOWS

                             Year Ended 30 June 1999

                                                                        $ AUST
Cash flows from operating activities:
Excess of revenues over direct expenses                                 423,182

Adjustments to reconcile  excess of revenues over direct
operating  expenses to net cash provided by operating activities
Depreciation                                                             36,310
Provision for doubtful debt reversal                                    (57,548)

Changes in operating assets and liabilities:
Increase in accounts receivable                                        (355,166)
Increase in inventory                                                   (55,434)
Increase in provisions                                                    5,000
Increase in accounts payable                                             10,377
                                                                       --------
Net cash generated by Arcoplate operations                             $  6,721
                                                                       ========

The accompanying notes form part of these financial statements.

                             KROKO NOMINEES PTY LTD
                                   As Trustee
                             THE COLLIER UNIT TRUST

                               ARCOPLATE DIVISION

                          NOTES TO FINANCIAL STATEMENTS

                             Year Ended 30 June 1999

Note 1.
Basis of Presentation

The statements of revenue over direct operating expenses and overhead expenses, statement of assets and liabilities and cash flows of Arcoplate, a division of Kroko Nominees Pty Ltd, as trustee for Collier Unit Trust is a special purpose financial report prepared for use by directors of the Kroko Nominees Pty Ltd. The directors have determined that the company is not a reporting entity. The financial report has been prepared in accordance with the requirements of the following Australian Accounting Standards.

      AAS 5 Materiality

No other Australian Accounting Standard, Urgent Issues Group Consensus Views and other authoritative pronouncements of the Australian Accounting Standards Board have been applied.

The financial report is also prepared on an accruals basis and is based on historic costs and does not take into account changing money values or except where stated current valuations of non-current assets.

These financial statements are not intended to be a complete presentation of the result of operations of the Collier Unit Trust but relate only to the operations of the Arcoplate Division.

The financial statements include revenues, expenses, assets and liabilities directly attributable to the Arcoplate division of the Company. Costs that could not be directly attributable to the Arcoplate division have been allocated on a percentage of sales basis. Items specifically excluded include bank liability, trust beneficiary loan accounts, money owing to and from third parties that have no relationship to the Arcoplate Operations or assets that are not utilized in the production or sale of Arcoplate products.

                             KROKO NOMINEES PTY LTD
                                   As Trustee
                             THE COLLIER UNIT TRUST

                               ARCOPLATE DIVISION

                          NOTES TO FINANCIAL STATEMENTS

                             Year Ended 30 June 1999

a)    Income Tax
      No income tax has been provided for, as Unit Trusts are not required to pay income tax under Australian Taxation Laws

b)    Acquisition of Assets
      The purchase method of accounting is used for all acquisition of assets regardless of whether equity instruments or other assets are acquired. Costs is measured as the fair value of assets given up, units issued or liabilities undertaken at the date of acquisition.

c)    Revenue Recognition
      Amounts disclosed as revenue are net of returns, trade allowances and taxes paid. A sale is recorded when goods have been despatched to a customer pursuant to a sales order and the associated risks have passed to the carrier.

d)    Receivables
      all trade debtors are recognized at the amounts receivable as they are due for settlements no more than 30 days from the date of recognition. Collectibility of trade debtors is reviewed on an ongoing basis. Debts that are known to be uncollectible are written off.

e)    Inventories
      Finished goods are stated at the lower of cost and net realisable value.

f)    Depreciation of property, plant and equipment.
      Depreciation is calculated on a straight-line basis to write off the net cost of property, plant and equipment over its expected useful life. Estimates of remaining useful lives are made on a regular basis for all assets, with annual reassessments for major items. The estimated useful lives are as follows.

      Plant and equipment          4-7 years

g)    Trade and Other Creditors
      These amounts represent liabilities for goods and services provided to the division prior to the end of the financial year and which are unpaid.

                             KROKO NOMINEES PTY LTD
                                   As Trustee
                             THE COLLIER UNIT TRUST

                               ARCOPLATE DIVISION

                          NOTES TO FINANCIAL STATEMENTS

                             Year Ended 30 June 1999

a)    Construction of Arcoplate Machine No. 2.
      Costs incurred in respect of the construction of Arcoplate machine no.2 have not been included in the statement of revenues over direct operating expenses, as they are not related to the production of the Arcoplate product. Assets and liabilities that have arisen from the construction of machine no. 2 have not been included in the statement of assets and liabilities of the Arcoplate Division.

                             KROKO NOMINEES PTY LTD
                                   As Trustees
                             THE COLLIER UNIT TRUST
                               ARCOPLATE DIVISION
                            SUPPLEMENTAL INFORMATION
                       STATEMENT OF ASSETS AND LIABILITIES
                            Year Ended June 30, 2000
                                   (Unaudited)

                                              Australian Dollars   U.S. Dollars
                                              ------------------  --------------
CURRENT ASSETS
         Receivables                                   $ 195,252      $ 117,639
         Inventory                                       221,643        133,540
                                                       ---------      ---------

         TOTAL CURRENT ASSETS                            416,895        251,179
                                                       ---------      ---------

NON-CURRENT ASSETS
         Property Plant and Equipment                    425,621        256,437
         Less: Accumulated Depreciation                 (267,638)      (161,252)
                                                       ---------      ---------

         TOTAL NON-CURRENT ASSETS                        157,983         95,185

TOTAL ASSETS                                           $ 574,878      $ 346,364
                                                       =========      =========

CURRENT LIABILITIES
         Accounts Payable                              $  83,406      $  50,252
         Provision for employee entitlement               10,000          6,025
                                                       ---------      ---------

TOTAL CURRENT LIABILITIES                                 93,406         56,277
                                                       ---------      ---------

TOTAL LIABILITIES                                         93,406         56,277
                                                       ---------      ---------

NET ASSETS                                             $ 481,472      $ 290,087
                                                       =========      =========

           Converted at $0.6025 U.S. Dollar for one Australian Dollar

                             KROKO NOMINEES PTY LTD
                                   As Trustees
                             THE COLLIER UNIT TRUST
                               ARCOPLATE DIVISION
                            SUPPLEMENTAL INFORMATION
              STATEMENT OF REVENUES OVER DIRECT OPERATING EXPENSES
                            Year Ended June 30, 2000
                                   (Unaudited)


                                              Australian Dollars  U.S. Dollars
                                              ------------------  ------------

Product Sales                                         $1,972,453    $1,188,403
Less:  Cost of goods sold                              1,162,869       700,629
                                                      ----------    ----------

Gross profit                                             809,584       487,774

Other direct operating expenditures                      682,650       411,297
                                                       ----------    ----------

Excess of revenues over direct operating expenses     $  126,934    $   76,477
                                                      ==========    ==========

           Converted at $0.6025 U.S. Dollar for one Australian Dollar

                             KROKO NOMINEES PTY LTD
                                   As Trustees
                             THE COLLIER UNIT TRUST
                               ARCOPLATE DIVISION
                            SUPPLEMENTAL INFORMATION
                       STATEMENT OF ASSETS AND LIABILITIES
                            Year Ended June 30, 1999
                                   (Unaudited)


                                               Australian Dollars  U.S. Dollars
                                               ------------------  ------------
CURRENT ASSETS
         Receivables                                    $ 605,761     $ 400,893
         Inventory                                        133,109        88,092
                                                        ---------     ---------

         TOTAL CURRENT ASSETS                             738,870       488,984
                                                        ---------     ---------

NON-CURRENT ASSETS
         Property Plant and Equipment                     402,768       266,552
         Less: Accumulated Depreciation                  (253,359)     (167,673)
                                                        ---------     ---------

         TOTAL NON-CURRENT ASSETS                         149,409        98,879
                                                        ---------     ---------

TOTAL ASSETS                                            $ 888,279     $ 587,863
                                                        =========     =========

CURRENT LIABILITIES
         Accounts Payable                               $ 184,141     $ 121,865
         Provision for employee entitlement                 5,000         3,309
                                                        ---------     ---------

TOTAL CURRENT LIABILITIES                                 189,141       125,174
                                                        ---------     ---------

TOTAL LIABILITIES                                         189,141       125,174
                                                        ---------     ---------

NET ASSETS                                              $ 699,138     $ 462,690
                                                        =========     =========

           Converted at $0.6618 U.S. Dollar for one Australian Dollar

                             KROKO NOMINEES PTY LTD
                                   As Trustees
                             THE COLLIER UNIT TRUST
                               ARCOPLATE DIVISION
                            SUPPLEMENTAL INFORMATION
              STATEMENT OF REVENUES OVER DIRECT OPERATING EXPENSES
                            Year Ended June 30, 1999
                                   (Unaudited)

                                                Australian Dollars  U.S. Dollars
                                                ------------------  ------------

Product Sales                                            $1,989,029   $1,316,339
    Less:  Cost of goods sold                             1,025,130      678,431
                                                         ----------   ----------

Gross profit                                                963,899      637,908

Other direct operating expenditures                         598,265      395,932
                                                         ----------   ----------

                                                            365,634      241,977

Reversal of provision for doubtful debts                     57,548       38,085
                                                         ----------   ----------

Excess of revenues over direct operating expenses        $  423,182   $  280,062
                                                         ==========   ==========

           Converted at $0.6618 U.S. Dollar for one Australian Dollar

                         ALLOY STEEL INTERNATIONAL, INC.

                    PRO FORMA CONDENSED FINANCIAL STATEMENTS

The following pro forma balance sheet presents the pro forma financial position of the Company as of September 30, 2000, assuming that the acquisition of the net assets and business of the Arcoplate division of the Collier Unit Trust had been consummated as of September 30, 2000.

The following pro forma statement of operations for the year ended September 30, 2000 presents the pro forma results of operations of the Company as if the acquisition of the Arcoplate division of the Collier Unit Trust had been consummated as of October 1, 1999.

These pro forma financial statements should be read in conjunction with the Company's financial statements and those of the Arcoplate division of the Collier Unit Trust included elsewhere herein. The pro forma balance sheet and pro forma statement of operations do not necessarily reflect actual results which may have occurred if the acquisition of the Arcoplate division of the Collier Unit Trust had taken place as of the above indicated dates, nor are they indicative of the results of future operations

                  ALLOY STEEL INTERNATIONAL, INC
                     PRO FORMA BALANCE SHEET
                           (Unaudited)

                                                                                     Pro Forma Adjustments

                                             Alloy Steel      Arcoplate Division
                                         International, Inc.  Collier Unit Trust(*)    DR              CR       Pro Forma
                                         -------------------  ---------------------    ------------------       ---------
                                           Sept. 30, 2000       Jun. 30, 2000

ASSETS
       CURRENT ASSETS
           Cash                              $   8,674            $      --                                      $   8,674
           Receivables                                              117,639                                        117,639
           Inventory                                                133,540                                        133,540
                                             ---------            ---------                                      ---------
           Total Current Assets                  8,674              251,179                                        259,853

 PROPERTY AND EQUIPMENT - NET                                        95,185                                         95,185

 CONSTRUCTION IN PROGRESS                      576,871                   --                                        576,871
                                             ---------            ---------                                      ---------
 TOTAL ASSETS                                $ 585,545            $ 346,364                                      $ 931,909
                                             =========            =========                                      =========
LIABILITIES AND STOCKHOLDERS' EQUITY
       CURRENT LIABILITIES                   $  21,800            $  56,277                                      $  78,077
                                             ---------            ---------                                      ---------
       STOCKHOLDERS' EQUITY:
           Common Shares                        86,963                                            (a)  36,400
                                                                                                  (b)  12,500
                                                                                                  (c)  34,137      170,000

           Additional paid-in capital          496,641                                            (a) 546,000
                                                                                                  (b) 277,587
                                                                            (c)      34,137                      1,286,091

           Other equity                                             290,087 (b)     290,087                             --
           Deficit                             (19,859)                  --                                        (19,859)
           Deferred compensation                                            (a)     582,400                       (582,400)
                                             ---------            ---------                                      ---------
                                               563,745              290,087                                        853,832
                                             ---------            ---------                                      ---------
 TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY                  $ 585,545            $ 346,364                                      $ 931,909
                                             =========            =========                                      =========


(*) Converted to U.S. Dollars at the rate of $0.6025 U.S. Dollars to one Australian Dollar See notes to proforma financial statements.

                  See notes to proforma financial statements.

                  ALLOY STEEL INTERNATIONAL, INC
                PRO FORMA STATEMENT OF OPERATIONS
                           (Unaudited)


                                                      Alloy Steel       Arcoplate Division
                                                  International, Inc.  Collier Unit Trust (*)    Pro Forma
                                              ------------------------ ----------------------    ---------
                                               May 4, 2000 (Inception)       Year Ended
                                                to September 30, 2000      June 30, 2000
                                                ---------------------      -------------
 SALES                                              $      --                $1,188,403           $1,188,403

 COST OF SALES                                                                  700,629              700,629
                                                    ---------                ----------           ----------
 GROSS PROFIT                                              --                   487,774              487,774

 SELLING, GENERAL AND
       ADMINISTRATIVE EXPENSES                         19,859                   411,297              431,156
                                                    ---------                ----------           ----------
 NET INCOME (LOSS)                                  $ (19,859)               $   76,477           $   56,618
                                                    =========                ==========           ==========
 NET INCOME (LOSS) PER SHARE                                                                      $     0.00
                                                                                                  ==========
 WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                                       17,000,000
                                                                                                  ==========

* Converted to U.S. Dollars at the rate of $0.6025 U.S. Dollars to one Australian Dollar

                  See notes to proforma financial statements.

                         ALLOY STEEL INTERNATIONAL, INC
                          (A Development Stage Company)
                              PRO FORMA ADJUSTMENTS
                                   (Unaudited)

 The pro forma adjustments reflect the following transactions:


                                                                  DR               CR
                                                               -------          -------
  a)   Deferred Compensation                                   582,400
            Common Stock                                                         36,400
            Additional Paid-In Capital                                          546,000

       Issuance of 3,640,000 common shares for consulting and professional services at $0.16 per share on October 1, 2000

  b)   Other Equity                                            290,087
            Common Stock                                                         12,500
            Additional Paid-In Capital                                          277,587

       Issuance of 1,250,000 shares at par value on October 1, 2000 to acquire the net assets of the Arcoplate Division

  c)   Capital Distribution                                     34,137
            Common Stock                                                         34,137

       Issuance of  3,413,750  shares at par value to acquire  3-D Pipe  Fitting
       Cladder, on October 1, 2000.

                         ALLOY STEEL INTERNATIONAL, INC.

                        5,608,750 Shares of Common Stock

                                 --------------

                                   PROSPECTUS

                                 --------------

                                November __, 2000

      You may rely only on the information contained in this prospectus. We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by Alloy Steel International, Inc. This prospectus does not constitute an offer or solicitation to any person in any jurisdiction where such offer or solicitation would be unlawful. Neither delivery of this prospectus nor any sale of the shares of common stock hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Alloy Steel International, Inc. since the date hereof.

                                 --------------

      Until , 2000 (25 days after the date of this prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

      Our certificate of incorporation and bylaws limit the liability of directors and officers to the maximum extent permitted by Delaware law. We will indemnify any person who was or is a party, or is threatened to be made a party to, an action, suit or proceeding, whether civil, criminal, administrative or investigative, if that person is or was a director, officer, employee or agent of ours or serves or served any other enterprise at our request.

      In addition, our certificate of incorporation provides that generally a director shall not be personally liable to us or our stockholders for monetary damages for breach of the director's fiduciary duty. However, in accordance with Delaware law, a director will not be indemnified for a breach of its duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation or any transaction from which the director derived improper personal benefit.

Item 25. Other Expenses of Issuance and Distribution

      The following is a statement of the estimated expenses to be paid by us in
connection  with  the  issuance  and   distribution  of  the  securities   being
registered:

SEC Registration Fee .......................................            $  4,442
Legal Fees and Expenses * ..................................            $ 75,000
Accounting Fees and Expenses * .............................            $ 35,000
Printing ...................................................            $  5,000
Miscellaneous ..............................................            $  5,000
                                                                        --------

Total ......................................................            $124,442

* estimate

Item 26. Recent Sales of Unregistered Securities

      During the past three years, we have sold unregistered securities as described below. Unless otherwise indicated, there were no underwriters involved in the transactions and there were no underwriting discounts or commissions paid in connection therewith, except as disclosed below. Unless otherwise indicated, the issuances of these securities were considered to be exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and the regulations promulgated thereunder. The purchasers of the securities in such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the certificates for the securities issued in such transaction. The purchasers of the securities in the transactions had adequate access to information about us.

(1) On May 4, 2000, Kenside Investments, Ltd was issued 4,760,000 shares of common stock for a license to commercially exploit the Arcoplate process worldwide, under Section 4(2) of the Securities Act.

(2) In June 2000, in connection with a private financing to accredited investors pursuant to Regulation D, we sold 2,217,500 shares of our common stock at a price of $0.25 per share to the individuals listed below.

Date of Closing               Name                            Number of Shares
---------------               ----                            ----------------
June 30, 2000                 Janice Magill                        31,250
June 30, 2000                 Jennifer Richards                    31,250
June 30, 2000                 Judith Saunders                      31,250
June 30, 2000                 Barbara Kearney                      31,250
June 30, 2000                 Jillian Clazie                       31,250
June 30, 2000                 Norma Kearney                        31,250
June 30, 2000                 Gene Kostecki                       919,500
June 30, 2000                 Alan Winduss                        308,000
June 30, 2000                 Balmere Assets Ltd.                  40,000
June 30, 2000                 Robert McDougall                    400,000
June 30, 2000                 Allan Bray                          100,000
June 30, 2000                 Dave Peters                          40,000
June 30, 2000                 Yeowart Gregory                      20,000
June 30, 2000                 Terry Taylor                         10,000
June 30, 2000                 New Wave Nominees Pty. Ltd.          62,500
June 30, 2000                 Gillian Woodford                    100,000
June 30, 2000                 Darren Whittaker                     10,000
June 30, 2000                 Joris Claessens                      20,000

(3) In June through July 2000, in connection with a private financing to accredited investors pursuant to pursuant to Regulation D, we sold 1,718,750 shares of our common stock at a price of $0.16 per share to the individuals listed below.

Date of Closing               Name                            Number of Shares
---------------               ----                            ----------------
June 28, 2000                 Hong Zhu                             62,500
June 28, 2000                 Po-Chin King                       125,000
June 28, 2000                 Wei Z. Yen                          250,000
June 28, 2000                 Jinsheng Yi                          62,500
June 28, 2000                 Shuhai Guo                           62,500
June 28, 2000                 Xiangdong Liang                     125,000
June 29, 2000                 Peter Che Nan Chen                  593,750
June 29, 2000                 Sui Wa Chau                         312,500
July 5, 2000                  Chung Kuan Yen                      125,000

(4) On October 2, 2000, Gene Kostecki was issued 2,731,000 shares of common stock in connection with the purchase of the 3-D Pipe Fitting Cladder process, under Section 4(2) of the Securities Act.

(5) On October 2, 2000, Alan Winduss was issued 682,750 shares of common stock in connection with the purchase of the 3-D Pipe Fitting Cladder process, under Section 4(2) of the Securities Act.

(6) On October 2, 2000, Collier Unit Trust was issued 1,250,000 shares of common stock in connection with the purchase of plant equipment assets, under Section 4(2) of the Securities Act.

(7) On October 2, 2000, Alan Winduss Pty. Ltd was issued 312,500 shares of common stock for consulting services under Section 4(2) of the Securities Act.

(8) On October 2, 2000, Ames Nominees Pty Ltd was issued 937,500 shares of common stock for consulting services under Section 4(2) of the Securities Act.

(9) On October 2, 2000, Berryhill Investments, Ltd was issued 150,000 shares of common stock for consulting services under Section 4(2) of the Securities Act.

(10) On October 2, 2000, Chartreuse Nominees Pty. Ltd was issued 500,000 shares of common stock for consulting services under Section 4(2) of the Securities Act.

(11) On October 2, 2000, Persia Consultants, Inc. was issued 500,000 shares of common stock for consulting services under Section 4(2) of the Securities Act.

(12) On October 2, 2000, Ragstar Investments, Ltd. was issued 90,000 shares of common stock for consulting services under Section 4(2) of the Securities Act.

(13) On October 2, 2000, Silverman, Collura & Chernis, P.C. was issued 300,000 shares of common stock for legal services under Section 4(2) of the Securities Act.

(14) On October 2, 2000, Mark Angelo was issued 200,000 shares of common stock for consulting services under Section 4(2) of the Securities Act.

(15) On October 2, 2000, Joseph Donohue was issued 200,000 shares of common stock for consulting services under Section 4(2) of the Securities Act.

(16) On October 2, 2000, Bob Farrell was issued 200,000 shares of common stock for consulting services under Section 4(2) of the Securities Act.

(17) On October 2, 2000, Hunter Singer was issued 200,000 shares of common stock for consulting services under Section 4(2) of the Securities Act.

(18) On October 2, 2000, Hong Zhu was issued 50,000 shares of common stock for consulting services under Section 4(2) of the Securities Act.

Item 28. Undertakings

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the issuer pursuant to any charter provision, by-law contract arrangements statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned issuer hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to suit information in the registration statement.

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

      (4) For determining any liability under the Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the issuer under Rule 424(b)(1), or (4) or 497(h), under the Act as part of this registration statement as of the time the Commission declared it effective.

      (5) For determining any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement at that time as the initial bona fide Offering of those securities.

      (6) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

ITEM 27. EXHIBITS

    3.1      Certificate of Incorporation
    3.2      By-laws
    4.1      Specimen Certificate(1)
    5.1      Opinion(1)
    10.1     Stock Option Plan
    10.2 License Agreement, dated May 4, 2000, between the Company and Kenside Investments, Ltd.(1)
    10.3 Sub-license Agreement, dated May 4, 2000, between the Company and Arcoplate Holdings, PLC(1)
    10.4 Employment Agreement, dated October 2, 2000, between the Company and Gene Kostecki;
    10.5 Employment Agreement, dated October 2, 2000, between the Company and Alan Winduss;
    10.6 Consulting Agreement, dated October 2, 2000, between the Company and Berryhill Investments, Ltd.
    10.7 Consulting Agreement, dated October 2, 2000, between the Company and Chartreuse Nominees Pty. Ltd.
    10.8 Consulting Agreement, dated October 2, 2000, between the Company and Persia Consultants, Inc(1)
    10.9 Consulting Agreement, dated October 2, 2000, between the Company and Ragstar Investments, Ltd.
    10.10 Consulting Agreement, dated October 2, 2000, between the Company and Mark Angelo;(1)
    10.11 Consulting Agreement, dated October 2, 2000, between the Company and Joseph Donohue;(1)
    10.12 Consulting Agreement, dated October 2, 2000, between the Company and Bob Farrell(1)
    10.13 Consulting Agreement, dated October 2, 2000, between the Company and Hunter Singer;(1)

    10.14 Consulting Agreement, dated October 2, 2000, between the Company and Hong Zhu;(1)
    10.15 Consulting Agreement, dated October 2, 2000, between the Company and Alan Winduss Pty. Ltd.;(1)
    10.16 Consulting Agreement, dated October 2, 2000, between the Company and Ames Nominees Pty. Ltd.(1)
    10.17 Lease Agreement, dated July 1, 2000, between the Company and Raglan Securities Pty. Ltd.
    10.18 Asset Purchase Agreement, dated October 2, 2000 between the Company and Collier Unit Trust;
    10.19 Equipment Purchase Agreement, dated October 2, 2000, between the Company and Collier Unit Trust;
    10.20 Asset Purchase Agreement, dated October 2, 2000, by and among the Company and Gene Kostecki and Alan Winduss;
    23.1     Consent of Feldman Sherb & Co.
    23.2     Consent of Somes & Cooke, Ltd.
    23.3     Consent of Silverman, Collura & Chernis, P.C.(1)
    27.1     Financial Data Schedule

(1)   To be filed by amendment.

                                   SIGNATURES

      Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Perth, Australia on November 1, 2000.

                                             ALLOY STEEL INTERNATIONAL INC.

                                             By:  /s/ Gene Kostecki
                                                ---------------------------
                                             Name:  Gene Kostecki
                                             Title: Chief Executive Officer

      Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      We, the undersigned officers and directors of Alloy Steel International, Inc. hereby severally constitute and appoint Gene Kostecki, our true and lawful attorney-in-fact and agent with full power of substitution for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Signature                      Title                                Date
      ---------                      -----                                ----

  /s/ Gene Kostecki      Chairman, Chief Executive Officer and          11/1/00
---------------------    Director

  /s/ Alan Winduss       Chief Financial Officer and Director           11/1/00
---------------------

                                    EXHIBITS

    3.1      Certificate of Incorporation
    3.2      By-laws
    4.1      Specimen Certificate(1)
    5.1      Opinion(1)
    10.1     Stock Option Plan
    10.2 License Agreement, dated May 4, 2000, between the Company and Kenside Investments, Ltd.(1)
    10.3 Sub-license Agreement, dated May 4, 2000, between the Company and Arcoplate Holdings, PLC(1)
    10.4 Employment Agreement, dated October 2, 2000, between the Company and Gene Kostecki;
    10.5 Employment Agreement, dated October 2, 2000, between the Company and Alan Winduss;
    10.6 Consulting Agreement, dated October 2, 2000, between the Company and Berryhill Investments, Ltd.
    10.7 Consulting Agreement, dated October 2, 2000, between the Company and Chartreuse Nominees Pty. Ltd.
    10.8 Consulting Agreement, dated October 2, 2000, between the Company and Persia Consultants, Inc(1)
    10.9 Consulting Agreement, dated October 2, 2000, between the Company and Ragstar Investments, Ltd.
    10.10 Consulting Agreement, dated October 2, 2000, between the Company and Mark Angelo;(1)
    10.11 Consulting Agreement, dated October 2, 2000, between the Company and Joseph Donohue;(1)
    10.12 Consulting Agreement, dated October 2, 2000, between the Company and Bob Farrell(1)
    10.13 Consulting Agreement, dated October 2, 2000, between the Company and Hunter Singer;(1)
    10.14 Consulting Agreement, dated October 2, 2000, between the Company and Hong Zhu;(1)
    10.15 Consulting Agreement, dated October 2, 2000, between the Company and Alan Winduss Pty. Ltd.;(1)
    10.16 Consulting Agreement, dated October 2, 2000, between the Company and Ames Nominees Pty. Ltd.(1)
    10.17 Lease Agreement, dated July 1, 2000, between the Company and Raglan Securities Pty. Ltd.
    10.18 Asset Purchase Agreement, dated October 2, 2000 between the Company and Collier Unit Trust;
    10.19 Equipment Purchase Agreement, dated October 2, 2000, between the Company and Collier Unit Trust;
    10.20 Asset Purchase Agreement, dated October 2, 2000, by and among the Company and Gene Kostecki and Alan Winduss;
    23.1     Consent of Feldman Sherb & Co.
    23.2     Consent of Somes & Cooke, Ltd.
    23.3     Consent of Silverman, Collura & Chernis, P.C.(1)
    27.1     Financial Data Schedule

(1)   To be filed by amendment.